                                                                   EXHIBIT 10.46

                                    SUBLEASE


          SUBLEASE, dated as of October 31, 2001 ("Effective Date"), between FEDERAL INSURANCE COMPANY, an Indiana corporation, having an address at 15 Mountain View Road, Post Office Box 1615, Warren, New Jersey 07059 ("Sublandlord"), and HNC SOFTWARE INC., a Delaware corporation ("Subtenant"), having an address at 5935 Cornerstone Court West, San Diego, California 92121;
Attn: Ken Andrews, Esq.

                                        WITNESSETH:

          WHEREAS, by lease dated as of November 18, 1992 (the "Overlease") Metropolitan Life Insurance Company ("Overlandlord") leased to Sublandlord certain space (the "Leased Space") containing approximately 24,059 rentable square feet on the 6th and 7th floors of the building located at 181 Metro Drive, San Jose, California (the "Building") in accordance with the terms of the Overlease;

          WHEREAS, a copy of the Overlease is annexed hereto as Exhibit A; and

          WHEREAS, Sublandlord has previously entered into a sublease agreement with Sunup Design Systems, Inc. ("Sunup") dated as of March 19, 1998, for the entire Leased Space, which sublease has been amended by that certain First Amendment to Sublease dated August 1, 2001 (as so amended, the "Sunup Sublease").

          WHEREAS, the Sunup Sublease provides for Sunup to surrender possession of the Leased Space in the event Sublandlord locates a Replacement Subtenant (as defined in the Sunup Sublease) for all or part of the Leased Space.

          WHEREAS, Sublandlord and Subtenant desire Subtenant to be a Replacement Subtenant.

          WHEREAS, subject to the terms hereof, Subtenant desires to sublease from Sublandlord, and Sublandlord desires to demise to Subtenant, the entire Leased Space (the "Subleased Space").

           NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

     1.   Subleasing.

          (a) Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Subleased Space on the terms and conditions hereinafter set forth. The parties hereto agree that for all purposes of this Sublease, the Subleased Space contains 24,059 rentable square feet.

          (b) Sublandlord and Subtenant acknowledge and agree that the Subleased Space is presently occupied by Sunup pursuant to the provisions of the Sunup Sublease.

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Pursuant to the provisions of the Sunup Sublease, as amended, Sunup has agreed to surrender possession of the Subleased Space to Sublandlord within thirty
(30) days following Sublandlord's delivery to Sunup of a Replacement Notice (as defined in the Sunup Sublease). Sublandlord and Subtenant agree that this Sublease and all the terms and conditions stated herein, are contingent upon Sublandlord obtaining a (i) termination of the Sunup Sublease, (ii) exclusive possession of the Subleased Space form Sunup in accordance with the provisions of the Sunup Sublease, as amended and (iii) making the Subleased Space available exclusively to Subtenant in accordance with the terms and subjects to the conditions stated herein and (iv) Sublandlord obtaining Overlandlord's consent to the Sublease. Subtenant further acknowledges and agrees that Sublandlord has made no express or implied representations or warranties to Subtenant regarding the Sublandlord's ability to obtain the termination of the Sunup Sublease, exclusive possession of the Subleased Space from Sunup or the timing of the Commencement Date of this Sublease or the ability of Sublandlord to obtain Overlandlord's consent to the Sublease; provided, however, that Sublandlord covenants to use good faith and commercially reasonable efforts to diligently cause Sunup to vacate the Subleased Space as soon as reasonably possible under applicable law and local court rules. If the Commencement Date does not occur by December 15, 2001 (the "Outside Commencement Date") for any reason, Subtenant may, at its option, by notice in writing to Sublandlord (which shall be delivered no later than fifteen (15) days after the Outside Commencement Date), cancel this Sublease, in which event the parties shall be discharged from all obligations hereunder; provided, however, that if such written notice of Subtenant is not received by Sublandlord within said 15-day period, Subtenant's right to cancel this Sublease hereunder shall terminate and be of no further force or effect. Subtenant and Sublandlord agree that Sublandlord shall not be required to give the Replacement Notice to Sunup until this Sublease agreement has been executed and delivered by both parties.

          (c) If Sublandlord cannot deliver possession of the Sublease Space on or before December 3, 2001, Subtenant shall have the right to cancel this Sublease by providing Sublandlord written notice at any time after December 3, 2001; provided, however, that Sublandlord, at Sublandlord's sole election, can avoid the cancellation of the Sublease by paying to Subtenant a delivery penalty equal to One Thousand and 00/100 Dollars ($1,000.00) per day ("Delivery Penalty") until the earlier of (i) that date on which the Sublease Space is delivered in the condition set forth in Section 15 below or (ii) the Outside Commencement Date, at which time either party has the ability to terminate the lease. In the event Sublandlord elects to pay Subtenant the Delivery Penalty and Sunup does not vacate the Sublease Space and the Sublease is terminated by either Sublandlord or Subtenant, Sublandlord shall still be obligated to pay the Delivery Penalty to Subtenant (maximum of Fourteen Thousand and 00.100 Dollars ($13,000.00)).

     2. Term.

        (a) The term of this Sublease shall commence on the Commencement Date (as that term is hereinafter defined) and shall end on March 15, 2003 or on such earlier date upon which said term may expire or be terminated pursuant to any of the provisions of this Sublease or the Overlease or pursuant to law (the "Expiration Date").

The term "Commencement Date" as used in this Sublease means the later to occur of (i) two (2) days following the date on which Sublandlord gives Subtenant notice that the Subleased Space is in the Delivery Condition (as hereinafter defined), if such notice is sent Subtenant on a Monday, Tuesday, Wednesday or Thursday; (ii) five (5) days following the date on which Sublandlord gives Subtenant notice that the Subleased Space is in the Delivery Condition (as hereinafter defined), if such notice is sent to Subtenant on a Friday, Saturday or Sunday; or (iii) the next business day following the date on which Sublandlord obtains Overlandlord's consent to this Sublease. Sublandlord anticipates that the Commencement Date will occur no later than the Outside Commencement Date. For the purposes of this Paragraph 2(a), "Delivery Condition" of the Subleased Space shall mean: Sunup has vacated the Subleased Space, and the Subleased Space is in the physical condition required under this Sublease for delivery to Subtenant, clean and free of any occupants (including, but not limited to, Sunup) and any personal property of Sublandlord and any prior sublessee or occupant of the Subleased Space (except for the Personal Property described in Section 20 hereof, or as otherwise previously authorized by Subtenant in writing).

          (b) Except as provided in Paragraph 1 (c) above, Subtenant hereby agrees that Sublandlord shall have no liability to Subtenant, and the terms and conditions of this Sublease will not be impaired or affected in any manner, if the Commencement Date is delayed beyond the Outside Commencement Date. Sublandlord agrees, upon request from Subtenant from time to time, to advise Subtenant of the status of the vacation of the Subleased Space by Sunup. Upon the occurrence of the Commencement Date, Sublandlord and Subtenant shall, upon the request of either of them, execute a statement, in commercially reasonable form and content, setting forth the Commencement Date.

          (c) If Subtenant holds over the Expiration Date, with or without the express or implied consent of Sublandlord, then at the option of Sublandlord, Subtenant will become and be only a month-to-month tenant at a rental rate equal to (1) $1,643.84 per day on a per diem basis, for any holdover occupancy expiring on or before March 31, 2003; and (2) commencing on April 1, 2003, one hundred and twenty five percent (125%) of the holdover rent payable by Sublandlord under Section 18.2 of the Overlease; and otherwise upon the terms, covenants and conditions herein specified, provided, however, that (A) if Subtenant holds over beyond the Expiration Date, Subtenant shall be deemed to have assumed Sublandlord's surrender obligations under Section 18.1 of the Overlease, (B) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Subleased Premises on the Expiration Date and the right to assert any remedy at law or in equity to evict Subtenant, and (C) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs, and expenses, including, without limitation, reasonable attorneys' fees and costs incurred or suffered by Sublandlord by reason of Subtenant's failure to surrender the Subleased Premises on the Expiration Date.

     3.   Fixed Rent; Terms Applicable to Fixed Rent and Additional Rent.

          (a) During the period from the Commencement Date through March 15, 2003, Subtenant shall pay fixed rent to Sublandlord in the amount of $40,000.00 per



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
month. Such monthly fixed rent shall be payable in gross and shall include all costs of occupancy of the Subleased Premises pursuant to the Overlease, except as otherwise provided in Section 4 hereof.

          (b) The monthly fixed rent shall be payable in advance on the first day of each and every calendar month, except that if the Commencement Date is a day other than the first day of a calendar month, or if the Expiration Date is a day other than the last day of a calendar month, the monthly installments for the months in which occur the Commencement Date and/or the Expiration Date shall be prorated accordingly at a per diem rate of $1,315.07.

          (c) Upon the Commencement Date, Subtenant shall deliver to Sublandlord the first month's fixed rent payment pursuant to subsection 3(a) above as such payment may be prorated in accordance with subsection 3(b) above.

          (d) The fixed rate, additional rent and other charges reserved and payable under this Sublease shall be paid by Subtenant to Sublandlord at the address herein provided or at such other place as Sublandlord may designate, in lawful money of the United States of America, when the same shall become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as expressly set forth herein.

          (e) In the event the payment of any fixed or additional rent shall become overdue beyond the date on which they are due and payable as provided in this Sublease, then a delinquency service charge equal to five percent (5%) of the amounts overdue shall become immediately due and payable, as additional rent, to Sublandlord as delinquency service charge (not as a penalty) for Subtenant's failure to make prompt payment; provided, however, that the first delinquent payment by Subtenant hereunder shall not be subject to a delinquency service charge if such failure is cured by Subtenant within five (5) days following Subtenant's receipt of written notice that such payment was not received by Sublandlord when due. Furthermore, in the event that any payment of fixed rent or additional rent shall become overdue beyond five (5) days from the date on which they are payable, as provided in this Sublease, then, Subtenant shall pay Sublandlord, on demand, interest at a rate equal to two percent (2%) above the so-called annual prime rate of interest established and quoted by Citibank, N.A., New York, New York, from time to time, as its interest rate charged for unsecured loans to its most creditworthy corporate customers on the amounts overdue from the date on which they became due and payable until the date they are paid, which interest shall be considered additional rent. No failure by Sublandlord to insist upon the strict performance by Subtenant of Subtenant's obligations to pay delinquency service charges and interest shall constitute a waiver by Sublandlord of its rights to enforce the provisions of this Section in any instance thereafter occurring. The provisions of this Section shall not be construed in any way to extend any time period provided for in this Sublease.

     4.   Additional Rent.

          (a) Subtenant and Sublandlord hereby agree that the fixed rent payable by Subtenant hereunder shall include all Operating Costs and Taxes payable under the Overlease. Notwithstanding the foregoing, if Subtenant desires any services that are in excess of the basic services set forth in Section 12.1 of the Overlease, Subtenant shall arrange for the delivery of such services directly with Overlandlord and shall pay Overlandlord directly the additional rent under the Overlease relating to such additional services, including, without limitation, after-hours air-conditioning (as described in Section 12(b) of the Overlease), and excess electrical usage (as described in Section 12(c) of the Overlease). If Overlandlord is not willing to provide such additional services to Subtenant, Subtenant shall have all of its rights under Section 12 below to obtain delivery thereof; and if Overlandlord is unwilling to bill Subtenant directly for the additional rent relating to such additional services, Subtenant shall reimburse Sublandlord for such additional rent as hereinafter provided. Subtenant shall pay or reimburse to Sublandlord, as additional rent hereunder without deduction or setoff, within fifteen (15) days after demand from Sublandlord, one hundred percent (100%) of (a) the costs and expenses which accrue after the Commencement Date arising from the Subtenant's use of additional or excess services and utilities in excess of the basic services set forth in Section 12.1 of the Overlease, including, but not limited to, additional rent payable under the Overlease in excess of the amount Sublandlord is currently charged for services and utilities, and (b) all amounts incurred by Sublandlord as a result of Subtenant's failure to timely comply with its obligations under this Sublease (and the Overlease to the extent incorporated herein), including, without limitation, additional rent and other sums payable by Sublandlord pursuant to the following Sections/Articles of the Overlease:
Section 3.8.2, Section 4.7, Article 6, Article 9, Article 12, Article 16,
Article 17 and Article 18.

          (b) Subtenant shall be responsible to pay directly for the cost of all of its personal property taxes relating to the Subleased Premises, including, without limitation, the Personal Property (as defined in Section 20 of this Sublease).

          (c) Upon making any demand for payment pursuant to this Section 4, Sublandlord shall provide Subtenant with copies of any statements or notices that Sublandlord has received from Overlandlord upon which Sublandlord bases said demand for payment; provided, however, the failure to provide any such statement or notice shall not relieve Subtenant of its obligation to pay all amounts due hereunder.

          (d) Subtenant's obligations to pay the additional rent provided for in this Section 4 shall survive the Expiration Date. The parties hereto hereby agree that Sublandlord shall have all of the rights and remedies with respect to the nonpayment by Subtenant of additional rent and all other costs, charges and expenses to be paid by Subtenant in this Sublease as are provided for in this Sublease or by law in the case of nonpayment of fixed rent provided for hereunder.

          (e) Subtenant shall have no right to challenge Sublandlord regarding the propriety of any additional rent or other sums charged by Overlandlord under the Overlease. Any dispute by Subtenant regarding the propriety of such additional rent or other sums charged by Overlandlord shall be brought by Subtenant, at Subtenant's sole cost and expense, only against Overlandlord and subject to and in accordance with the provisions of Section 12 hereof; provided, however, Subtenant shall have no right to bring or maintain any action against Overlandlord concerning the propriety of additional rent or other amounts charged by Overlandlord unless Subtenant pays to Sublandlord when due all disputed amounts and all other amounts due and payable under this Sublease. In the event that any such dispute is finally and conclusively resolved in Subtenant's favor, a reconciliation shall be made by credit against additional rent or by payment from Sublandlord, as the case may be, to correspond with the credit or payment actually received by Sublandlord from Overlandlord on account of the resolution of the dispute.

     5. Use.

        (a) Subtenant shall use and occupy the Leased Space solely for sales, design and administrative offices for Subtenant's computer software business.

     6. Assignment and Subletting.

        (a) Subject to the terms of subsection 6(d) hereof, Subtenant may not assign this Sublease, sublet the Subleased Space or any part thereof, suffer or permit the occupancy of the Subleased Space, or any part thereof by any party other than Subtenant, or in any other manner encumber this Sublease, without the prior written consent of Sublandlord. Sublandlord shall not unreasonably withhold, condition or delay its consent to any sublease or assignment. The consent by Sublandlord to any assignment or to any sublease or occupancy of the Subleased Space, or any part thereof, or any sublease or assignment not requiring Sublandlord's consent, shall not be deemed to relieve or release (i) Subtenant from the full performance and observance by Subtenant of all of its obligations under this Sublease or (ii) Subtenant or any assignee or sublessee of Subtenant from the obligation of obtaining the consent in writing of Sublandlord and Overlandlord to any further assignment, sublease or occupancy. Subtenant shall pay, upon demand, (x) any cost, expense or fee of Overlandlord which is required to be paid in connection with any assignment, subletting or occupancy pursuant to this Section 6, and (y) any reasonable cost or expense of Sublandlord which is incurred by Sublandlord in connection with any request for consent to any assignment, subletting or occupancy pursuant to this Section 6.

        (b) In the event that Subtenant shall desire Sublandlord's consent to an assignment of this Sublease or to a subletting of all or any part of the Leased Space, Subtenant shall request such consent in writing by submitting to Sublandlord a proposal ("Consent Notice") setting forth the terms and conditions of the assignment or sublease and financial information with respect to the assignee or sublessee, and such other information as Sublandlord may reasonably require. Sublandlord shall promptly respond to such request by providing Sublandlord's written consent, or written notice of the reasons for Sublandlord's withholding of such consent, within thirty (30) days after Sublandlord's receipt of Subtenant's written request for such consent. Failure by Sublandlord to so respond within such 30-day period shall be deemed Sublandlord's consent if Subtenant's Consent Notice contains the following words in bold-type capital letters at the top of the first page: "FAILURE BY SUBLANDLORD TO RESPOND TO THIS REQUEST WITHIN 30 DAYS SHALL BE DEEMED SUBLANDLORD'S CONSENT."

          (c) In the event that Sublandlord and Overlandlord shall grant their consent to subletting all or part of the Subleased Space or an assignment of this Sublease or in the event of any sublease or assignment not requiring Sublandlord's consent pursuant to the terms hereof, Subtenant shall, in consideration therefor, promptly pay to Sublandlord as additional rent, as and when received by Subtenant, fifty percent (50%) of the Profit (as hereinafter defined), if any, and deliver to Sublandlord an executed copy of such assignment or sublease.

          (d) The term "Profit" shall mean (i) in the case of a sublease, the amount by which the amounts payable to Subtenant by any subtenant of Subtenant for rent and additional rent or other consideration paid under the sublease (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment, or the Personal Property), less reasonable brokerage commissions and reasonable legal fees incurred by Subtenant pursuant to such sublease, exceed the amounts payable by Subtenant to Sublandlord for fixed rent and additional rent in connection with the sublet portion of the Leased Space, and (ii) in case of an assignment, an amount equal to any amounts paid by any assignee of Subtenant, to Subtenant, as consideration for said assignment (including, but not limited to, sums paid for the sale or rental of Subtenant's fixtures, leasehold improvements, equipment or the Personal Property), less reasonable brokerage commissions and reasonable legal fees incurred by Subtenant pursuant to such assignment.

          (e) If this Sublease shall be assigned or if the Subleased Space, or any part thereof, shall be sublet or occupied by any person or persons other than Subtenant, whether or not such assignment, sublet or occupancy was made with the consent of Sublandlord, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any of the covenants, terms of provisions contained in this Section 6, nor shall it be deemed an acceptance of the assignee, subtenant or occupant as subtenant hereunder, or a release of Subtenant from the full performance and observance by Subtenant of all of the covenants and obligations contained in this Sublease on the part of Subtenant to be performed or observed.

          (f) Subject to the terms and conditions of the Overlease, Subtenant shall have the right to (i) assign this Sublease or sublet all or part of the Leased Space to any affiliate (as hereinafter defined) of Subtenant without Sublandlord's consent, or (ii) assign this Sublease, without Sublandlord's consent, to the surviving entity in connection with a merger, consolidation or other reorganization involving Subtenant, or to the acquiring entity in connection with a sale or all or substantially all of the assets of Subtenant, or in connection with a transfer of the majority of the outstanding capital stock of Subtenant, provided, however, that as of the date of the assignment or sublet Subtenant is not in default under any of the terms and conditions of this Sublease or the Overlease.


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
An "affiliate" shall mean any entity which directly or indirectly controls, is controlled by, or is under common control with, Subtenant. For the purposes of this Sublease, "control" shall mean the possession directly or indirectly of the power to direct or cause the direction of the management or policies of said entity. Any such assignment or sublet shall not be permitted, however, unless prior to the assignment or sublet (a) Subtenant complies with the terms and conditions of the Overlease, including obtaining any necessary consent of Overlandlord, (b) Subtenant notifies Sublandlord of the assignment or sublet and provides Sublandlord with any information reasonably requested by Sublandlord to verify that the sublease or assignment is permitted under the terms of this subsection (f), and (c) Subtenant complies with all other applicable terms and conditions of this Sublease. Notwithstanding anything to the contrary contained herein, to the extent required by Overlandlord under the provisions of the Overlease, Subtenant shall obtain Overlandlord's consent for any assignment of this Sublease or subletting of all or part of provisions of this Subsection 6(f).

     7.   Incorporation of Overlease; Exclusions and Modifications.

          (a) Except as herein otherwise expressly provided, all of the obligations, terms, covenants, agreements and conditions in the Overlease to be performed, complied with or satisfied by tenant thereunder during the term of this Sublease are hereby incorporated in, and made a part of this Sublease so that such obligations, terms, covenants, agreements and conditions are hereby imposed upon Subtenant and Subtenant hereby assumes and agrees to perform, comply with and satisfy said obligations, terms, covenants, agreements and conditions as if Subtenant were substituted for the tenant named in the Overlease and as if Sublandlord were substituted for the landlord named in the Overlease; provided, however, that Subtenant shall not be liable for any such obligations, terms, covenants, agreements and conditions to the extent they accrued prior to the Commencement Date. Subtenant further agrees that all of the rights and privileges in the Overlease to be exercised by the landlord thereunder are hereby granted to Sublandlord and Subtenant agrees to comply with and abide by Sublandlord's exercise of said rights and privileges as if Subtenant were substituted for the tenant named in the Overlease and as if Sublandlord were substituted for the landlord named in the Overlease. For the purposes of such incorporation, (i) references in the Overlease to the "Premises" shall be deemed to refer to the "Subleased Space" hereunder; (ii) references in the Overlease to the "Landlord" shall be deemed to refer to the "Sublandlord" hereunder; (iii) references in the Overlease to the "Tenant" shall be deemed to refer to "Subtenant" hereunder; (iv) references in the Overlease to "Rent" or "rent" shall be deemed to refer to the "fixed rent" and "additional rent" hereunder; and, (v) references in the Overlease to the "Term" shall be deemed to refer to the "term of this Sublease." It is further understood that where reference is made in the Overlease to "this Lease" the same shall be deemed to refer to "this Sublease."

          (b) In the event of any inconsistencies between the terms and provisions of the Overlease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern with respect to the relationship between Sublandlord and

Subtenant, and the terms and provisions of the Overlease shall govern with respect to the relationship between Overlandlord and Subtenant.

          (c) For the purposes of this Sublease, the provisions of the Overlease, as incorporated herein, are subject to the following modifications or deletions:

               (1) The following Articles and provisions of the Overlease shall not be incorporated herein by reference: Article 2, Article 3, Article 23, Article 24, Exhibit B, Exhibit D, Rider No. One, Rider No. Two, and Rider No. Three.

               (2) The insurance requirements of Section 14.2 shall apply only to Overlandlord and not Sublandlord.

               (3) Except as otherwise provided in Paragraph 2(c) above, Subtenant's surrender obligations under Section 18.1 of the Overlease as incorporated herein shall be limited to restoring the Subleased Space to the condition received by Subtenant, as documented in accordance with Section 15 hereof.

     8.   Sublandlord's Representations.

          (a) Sublandlord shall indemnify, protect, defend and hold Subtenant harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees and costs) arising from Sublandlord's failure to comply with Sublandlord's obligations under the Overlease, except to the extent such obligations are expressly delegated to Subtenant under this Sublease. In case any action or proceeding is brought against Subtenant by reason of any such claim, Sublandlord, upon written notice from Subtenant, will, at Sublandlord's sole cost and expense, resist or defend such action or proceeding by counsel reasonably satisfactory to Subtenant. Sublandlord's obligations set forth in this Paragraph 8(a) shall survive the Expiration Date. Notwithstanding anything to the contrary contained herein, Sublandlord shall not be liable, and Subtenant agrees to make no claim against Sublandlord for special, indirect or consequential damages, including, without limitation, lost profits or revenues.

          (b) Sublandlord represents that the Overlease is in full force and effect and that there are no defaults on Sublandlord's part, or, to Sublandlord's knowledge, Overlandlord's part, under the Overlease as of the Commencement Date. As long as Subtenant is not in default under this Sublease beyond the applicable cure period, Sublandlord shall continue to perform the obligations of tenant under the Overlease which are not Subtenant's direct obligation hereunder during the entire term of this Sublease, including the obligation of Sublandlord to pay rent to Overlandlord in accordance with the provisions of the Overlease, subject only to any early termination of the Overlease pursuant to the terms and conditions thereof as of the Effective Date, and without the fault of the Sublandlord.

          (c) Sublandlord shall not make or agree to make any modifications to the Overlease without the written approval of Subtenant, which approval shall not be unreasonably withheld, delayed or conditioned.

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
          (d) Subject to casualty to or condemnation of Subleased Space resulting in termination of the Overlease, if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant will have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Subleased Space. If this Sublease terminates as a result of a default of one of the parties under this Sublease, the defaulting party will be liable to the non-defaulting party for all damages, costs and expenses suffered by the non-defaulting party as a result of such termination. Notwithstanding anything to the contrary contained herein, Sublandlord shall not be liable, and Subtenant agrees to make no claim against Sublandlord for special, indirect or consequential damages, including, without limitation, lost profits or revenues.

     9.   Subtenant's Covenants.

          (a) Subtenant covenants and agrees not to do or suffer or permit any act or thing to be done or suffered which would or might cause the Overlease or the rights of Sublandlord as tenant thereunder to be canceled, terminated or forfeited.

          (b) Subtenant agrees to indemnify, defend and hold harmless Sublandlord from and against any and all claims, losses, expenses, liabilities or damages (including, without limitation, attorneys' fees) arising out of (i) Subtenant's failure to comply with the terms of this Sublease or the Overlease, including, without limitation, its failure to comply with the covenants contained in subsection 9(a) hereof, or (ii) any act or omission of Subtenant or its agents, employees, contractors, licensees or invitees. In case any action or proceeding is brought against Sublandlord by reason of any such claim, Subtenant, upon written notice from Sublandlord, will, at Subtenant's sole cost and expense, resist or defend such action or proceeding by counsel reasonably satisfactory to Sublandlord. Subtenant's covenants and obligations set forth in this Section 9 and all other indemnification obligations of Subtenant under this Sublease or the Overlease shall survive the Expiration Date.

     10.  Insurance.

          Subtenant shall provide and keep in force, during the term of this Sublease, the types of liability and other insurance required to be carried by Sublandlord pursuant to the Overlease. Subtenant shall name Overlandlord, Sublandlord and such other firms, persons or corporations as are designated by either Overlandlord or Sublandlord as additional insureds in the liability policies, and shall provide Overlandlord and Sublandlord a certificate to such effect.

     11.  Services.

          Sublandlord agrees that Subtenant shall have and enjoy the same rights which Sublandlord, as tenant under the Overlease, has to performance by Overlandlord of any service, repair, alteration or other similar obligation which is the obligation of Overlandlord to perform under those provisions of the Overlease incorporated herein, including, but not limited to, those set forth in clauses (i) and (ii) below; provided, however, that Subtenant agrees and understands that Sublandlord shall have no obligation or responsibility whatsoever to provide or perform any such service, repair, alteration or other similar obligation including, but not limited to, the obligations, if any, of Overlandlord to: (i) make restorations or repairs after damage to the Building or the Subleased Space by fire or other casualty as provided in Article 10 of the Overlease; and (ii) provide the maintenance, repairs and services provided in the Overlease, including, without limitation, those described in Section 7.2 and Section 12.1 of the Overlease. Subtenant further agrees and understands that each such obligation shall be provided or performed by Overlandlord and not by Sublandlord; provided, however, Sublandlord agrees that Subtenant shall have the rights under Section 12 hereof to enforce Overlandlord's obligations under the Overlease. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Overlandlord under the Overlease, unless such cause of action arises directly out of Sublandlord's default under the Overlease.

     12.  Default of Overlandlord.

          (a) If Overlandlord does not perform or observe any of the agreements, covenants, obligations, terms, provisions or conditions under the Overlease on its part to be performed or observed (collectively, "Overlandlord's Obligations") (including any obligation for the payment of money or any failure or delay on Overlandlord's part in providing any services or in making any repairs or alterations, or in performing or observing any similar obligation of Overlandlord under the Overlease), Sublandlord shall have no liability therefor to Subtenant and Sublandlord shall be excused from performance of the corresponding obligations which may be owed by Sublandlord to Subtenant under this Sublease, provided that Sublandlord performs its obligations under this
Section 12. Subject to the terms of the Overlease, Subtenant shall benefit from all the rights and privileges existing under the Overlease in favor of "Tenant" to the extent such rights and privileges are applicable to the Subleased Space, and Sublandlord agrees to use reasonable efforts to enforce such rights and privileges for the benefit of Subtenant. Any condition resulting from a default by Overlandlord not caused by or arising from a default by Sublandlord under the Overlease, shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant. No such default shall excuse Subtenant from the performance or observance under this Sublease, or entitle Subtenant to terminate this Sublease or to receive any reduction in or abatement of the rent provided for in this Sublease, except as may be expressly permitted to Sublandlord as tenant under the Overlease.

          (b) If Overlandlord fails to perform or observe any of the Overlandlord Obligations, Subtenant shall diligently and in good faith seek to enforce such Overlandlord Obligations directly against Overlandlord. Such diligent good faith efforts shall include, without limitation: (a) notifying Overlandlord of its nonperformance under the Overlease, and requesting that Overlandlord perform its obligations under the Overlease; and (b) seeking legal remedies against Overlandlord as the Sublandlord's agent, if necessary, in order to obtain the performance of the Overlandlord Obligations; provided, however, that Subtenant shall indemnify and hold harmless Sublandlord from and against all liability, loss, claim, demand, penalty or damage (including, without limitation, attorneys' fees) which Sublandlord may incur or suffer by reason of Subtenant bringing such action. Pursuant to and for the sole purpose of clause
(b) of the preceding sentence, Sublandlord hereby appoints Subtenant as Sublandlord's agent for the limited purpose of enforcing the Overlandlord Obligations in accordance with this Sublease. Sublandlord will have no obligation to institute legal action against Overlandlord unless Subtenant is unable to bring legal action as Sublandlord's agent, in which case Sublandlord agrees to participate in such legal action for the limited purpose of permitting Subtenant to bring such action against Overlandlord; provided, however, that Subtenant shall indemnify and hold harmless Sublandlord from and against all liability, loss, claim, demand, penalty or damage (including, without limitation, attorneys' fees) which Sublandlord may incur or suffer by reason of Sublandlord bringing such action. Any legal action brought against Overlandlord to enforce Overlandlord's Obligations, whether in the name of Subtenant or Sublandlord, shall be brought by legal counsel selected by Subtenant and Subtenant shall pay the actual court costs and attorneys' fees arising from such legal action. Sublandlord agrees to cooperate generally with Subtenant, at no cost to Sublandlord, in such action and shall execute any and all documents reasonably required in furtherance of such action.

     13. Overlandlord's Consent.

                    Notwithstanding anything to the contrary herein set forth, this Sublease shall not become effective and the Commencement Date shall not occur unless and until Sublandlord has obtained from Overlandlord written consent (the "Consent") to this Sublease. Sublandlord agrees to request the Consent promptly upon the execution of this Sublease. Sublandlord shall have no liability to Subtenant in the event that Overlandlord fails or refuses to grant the Consent. Subtenant agrees to cooperate with Sublandlord in connection with obtaining the Consent, including, without limitation, providing any information which Overlandlord may reasonably request. In the event that Overlandlord refuses to grant the Consent, or in the event that no Consent has been granted on or before the Outside Commencement Date, both Sublandlord and Subtenant shall have the right to terminate this Sublease by notice given to the other party at any time prior to the giving by Overlandlord of the Consent. In all provisions of this Sublease requiring the satisfactory approval or consent of Sublandlord, Subtenant first shall be required, if Sublandlord under similar circumstances would be required under the terms of the Overlease, to obtain the approval or consent of Sublandlord and then to obtain the like approval or consent of Overlandlord. Sublandlord shall forward to Overlandlord such requests as Subtenant may submit for approval or consent from Landlord.

          14. Notices

               (a) Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation, must or may be given or made by the parties hereto, shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, or by sending same by overnight delivery using a nationally recognized overnight courier, addressed as follows:



          To Subtenant:

          HNC Software Inc.
          5935 Cornerstone Court West
          San Diego, CA 92121
          Attn: Ken Andrews, Esq.

          with a copy to:

          Brobeck Phleger & Harrison LLP
          12750 High Bluff, Suite 300
          San Diego, California 92130
          Attn: W. Scott Biel, Esq.

          To Sublandlord:

          Federal Insurance Company
          c/o the Chubb Group of Insurance Companies
          15 Mountain View Road
          P.O. Box 1615
          Warren, New Jersey 07059
          Attention: Randall Frey, Manager Office Leasing

          with a copy to:

          Gerald W. Hull, Jr., Esq.
          Drinker Biddle & Shanley LLP
          500 Campus Drive
          Florham Park, New Jersey 07932-1047

          Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the third (3rd) business day after posting with the United States Mail, or on the first (1st) business day after sending with an overnight courier, as the case may be.

          (b) Sublandlord agrees to promptly forward to Subtenant a copy of any and all notices received by Sublandlord under the Overlease which affect the Leased Space or this Sublease, including, without limitation, any notice of default.

     15.  Condition of the Subleased Space and Project.

          (a) Subtenant represents that it has made or caused to be made a thorough examination and inspection of the Subleased Space and is familiar with the condition of every part thereof. Subtenant agrees that it enters into this Sublease without any representations or warranties, express or implied, by Sublandlord, its agents, representatives, employees, servants or any other person as to the condition of the Subleased Space or the Project (as that term is defined in the Overlease) and agrees to accept the Subleased Space in its "as is" condition as of the date of this Sublease, subject to Sublandlord's obligation to provide the Subleased Space in broom-clean condition, with all carpeting recently shampooed and all paint on the walls of the Subleased Space touched-up where needed, which cleaning, repairs and repainting may be performed by Subtenant and Sublandlord shall reimburse Subtenant for the reasonable costs incurred by Subtenant pursuant thereto. Subtenant shall obtain approval from Sublandlord prior to the commencement of any work that Sublandlord will reimburse Subtenant, provided that such approval shall not be unreasonably withheld, delayed or conditioned. Prior to the Commencement date, Sublandlord shall not remove any of its personal property described on Exhibit "B" attached hereto and incorporated herein (the "Personal Property" as that term is defined in Section 22 hereof) from the Subleased Space, and representatives of Sublandlord and Subtenant shall accompany each other in performing a walk-through inspection of the Sublease Space in order to document the condition of the Sublease Space as received by Subtenant. Except as otherwise provided in Paragraph 2(c), the Subtenant's surrender obligations under this Sublease shall be limited to surrendering the Sublease Space in the condition received by Subtenant as documented by such walk-through inspection, subject to normal wear and tear and casualty. Sublandlord shall have no obligation to perform any other work in or to the Subleased Space or the Project.

          (b) If the municipality having jurisdiction over the Building requires a certificate of occupancy in connection with the Sublease and/or Subtenant's occupancy of the Subleased Space, then, in that case, on or before the Commencement Date, Subtenant shall obtain, at its expense, and provide to Sublandlord an original certificate of occupancy for the Subleased Space.

     16.  Consent of Sublandlord.

          Wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that pursuant to the Overlease Sublandlord may be required to obtain the consent or approval of the Overlandlord. If Overlandlord should refuse to grant such consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval, whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable.

     17.  Entire Agreement.

          No supplement, modification or waiver of this Agreement or any provision hereof shall be binding unless executed in writing by all the parties to this Sublease, and any waiver, consent or approval shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

     18.  Broker.

          Sublandlord and Subtenant each represents to the other that it has not dealt with any broker or agent other than the Staubach Company (the "Broker") with respect to the Subleased Space or this Sublease and each shall indemnify and hold harmless the other from and against any and all liabilities, claims, suits, demands, judgments, costs, interests and expenses to which it may be subject or suffer by reason of any claim made by any person, firm or corporation other than the Broker for any commission, expense or other compensation as a result of the execution and delivery of this Sublease and based on alleged conversations or negotiations by said person, firm or corporation with either Sublandlord or Subtenant, as the case may be. Within thirty (30) days of the Commencement Date, Sublandlord hereby covenants to pay to Broker a commission equal to six percent (6%) of the aggregated fixed rent payable by

Subtenant during the term of this Sublease, as determined on the Commencement Date. In the event this Sublease is terminated or cancelled before the Outside Commencement Date by Sublandlord or Subtenant pursuant to express terms of this Sublease, Sublandlord shall have no responsibility to pay Broker a commission.

     19.  Rules and Regulations.

          Subtenant shall comply with all rules and regulations regarding the Project as may be prescribed by Overlandlord.

     20.  Furniture and Equipment.

          (a) As of the Commencement Date, Subtenant agrees to acquire and Sublandlord agrees to convey, in consideration of Subtenant's entering into this Sublease, those items of furniture, equipment and other personal property located in the Subleased Space that are described on Exhibit C annexed hereto to the extent same is located in the Subleased Space on the Commencement Date except that the cubes will be left in their current configuration and condition less normal wear and tear (the "Personal Property"). Sublandlord shall execute and deliver to Subtenant upon the Commencement Date, a bill of sale in the form of Exhibit "C" attached hereto and incorporated herein. The Personal Property will be delivered in its "as is" condition as of the Commencement Date.

          (b) Subtenant represents that it has made or caused to be made a thorough examination and inspection of the Personal Property and is familiar with the condition of every part thereof, except that Landlord warrants that Landlord has good title to the Personal Property free of any liens or claims of any third party as of the Commencement Date. Subtenant agrees that, except for the Sublandlord's warranty in the preceding sentence, Subtenant is acquiring title to the Personal Property without any representations or warranties, express or implied, by Sublandlord, its agents, representatives, employees, servants, or any other person as to the condition of the Personal Property, and Subtenant agrees to accept the Personal Property in its "as is" condition as of the date of this Sublease, subject to ordinary wear and tear. Sublandlord shall have no obligation to perform any work to the Personal Property.

     21.  Parking and Signage.

          (a) Subtenant shall have the right to use the 96 unassigned parking spaces that Sublandlord has the right to use pursuant to Section 1.3 of the Overlease, subject, however, to the terms and provisions of the Overlease.

          (b) Sublandlord shall request that Overlandlord allow Subtenant to exercise any signage rights which Sublandlord has under the Overlease; provided, however, Sublandlord shall have no liability to Subtenant, and the terms and conditions of this Sublease shall not be impaired or affected in any manner, in the event that Overlandlord does not cooperate with said request. Within ten (10) days after demand from Sublandlord, Subtenant will pay Sublandlord amounts equal to any amounts charged by Overlandlord in connection with installation or maintenance of Subtenant's signage.

     22.  Defaults.

          In the event that Subtenant shall be in default under any covenant, or shall fail to honor any term, agreement, condition or obligation under this Sublease or the Overlease as incorporated herein, Sublandlord shall have available to it all of the remedies available to Overlandlord under the Overlease in the event of a like default or failure on the part of the tenant thereunder.

     23.  Subordination.

          This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases, mortgages and deeds of trust which may now or hereafter affect such leases or the real property of which the Leased Space is a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section shall be self-operative and no further instrument of subordination shall be required, it being understood that neither Overlandlord nor Sublandlord shall obligated to provide Subtenant with any Subordination, Non-Disturbance and Attornment Agreement (as that term is defined in Section
8.1.1 of the Overlease). To confirm such subordination, Subtenant shall execute within fifteen (15) days after demand, or such shorter period as may be required under the Overlease, any reasonable certificate, agreement or other instrument that Sublandlord may request. Any certificate, agreement or instrument that Overlandlord requests Subtenant to execute pursuant to the terms of the Overlease shall be deemed reasonable.

     24.  Alterations.

          Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Subleased Space without Sublandlord's prior written consent, which consent shall not be unreasonably withheld, and without Overlandlord's consent in accordance with the terms of the Overlease; provided, however, Sublandlord hereby consents to Subtenant's installation of Subtenant's wiring, cabling and telephone lines in the Subleased Space, subject, however, to the terms of the Overlease.

25.  Governing Law.

          The exercise, validity, construction, operation and effect of the terms and provisions of this Sublease shall be determined and enforced in accordance with the laws of the State of California applicable to agreements made and to be performed in the State of California. Governing Law. Sublandlord and Subtenant hereby consent to the personal jurisdiction and venue of any California state court located in the County of Santa Clara and United States District Courts for the Northern District of California, and any successor court, and the service or process by any means authorized by such court.

     26.  Successors and Assigns.

          Subject to Section 6 hereof, this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     27.  No Removal of Improvements.

          Upon the expiration of the term of this Sublease, Subtenant will have no obligation to remove any improvements from the Subleased Space that were installed prior to the date of this Sublease.

     28.  Attorneys' Fees.

          If there is any legal action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the non-prevailing party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if the prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of the judgment.

     29.  Authority.

          Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and the thereby bind the party on whose behalf he or she is signing.

     30.  Counterparts.

          This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

     31.  Entire Agreement.

          This Sublease and the applicable portions of the Lease contained by reference herein, contain all of the covenants, conditions and agreements between the parties concerning the Subleased Space, and shall supersede any and all prior correspondence, agreements and understandings concerning the Subleased Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublandlord and Subtenant.

          IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

WITNESSETH:                             SUBLANDLORD:
                                        FEDERAL INSURANCE COMPANY

/s/ (ILLEGIBLE)                         By: /s/ (ILLEGIBLE)
-------------------------                  -----------------------------

Name:                                       Name:_______________________

                                            Title:______________________

                                   SUBTENANT:
                                   HNC SOFTWARE INC.

/S/ Betsy Hansen                   By: /s/ Mary Burnside
--------------------                  ------------------------
Name: Betsy Hansen                     Name: Mary Burnside

                                       Title: Chief Operating Officer

                                   EXHIBIT A

                                   OVERLEASE

                                  OFFICE LEASE

                                  METRO PLAZA

                              San Jose, California

                                   LANDLORD:

                      METROPOLITAN LIFE INSURANCE COMPANY,
                             a New York corporation

                                    TENANT:

                         THE FEDERAL INSURANCE COMPANY,
                             An Indiana corporation

                            METRO PLAZA OFFICE LEASE

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
SUMMARY OF LEASE TERMS .............................................................         v

ARTICLE 1     PREMISES/COMMON AREAS/PARKING ........................................         1
              1.1 Premises .........................................................         1
              1.2 Common Areas .....................................................         1
              1.3 Parking ..........................................................         2

ARTICLE 2     TERM/CONSTRUCTION OF PREMISES .......................................          3
              2.1 Term ............................................................          3
              2.2 Construction of Premises ........................................          3
              2.3 Acceptance by Tenant ............................................          4

ARTICLE 3     RENT/ADDITIONAL CHARGES ..............................................         4
              3.1 Rent .............................................................         4
              3.2 Base Annual Rent .................................................         4
              3.3 Omitted ..........................................................         5
              3.4 Taxes and Operating Costs ........................................         5
              3.4.1 Definitions ....................................................         5
              3.5 Additional Taxes .................................................         9
              3.6 Late Payments ....................................................        10
              3.7 Consideration ....................................................        10
              3.8 Time and Manner of Payment .......................................        10
              3.9 Limitation on Taxes and Operating Expenses

ARTICLE 4     USE AND OCCUPANCY ....................................................        11
              4.1 Permitted Use ....................................................        11
              4.2 Compliance with Law ..............................................        11
              4.3 Compliance With Insurance Requirements ...........................        11
              4.4 Certificates of Occupancy ........................................        12
              4.5 Life-Safety Systems ..............................................        12
              4.6 Prohibited Uses ..................................................        13
              4.7 Signage ..........................................................        13
              4.8 Exercise Facility

ARTICLE 5     ASSIGNMENT/MORTGAGE/SUBLETTING .......................................        14
              5.1 Prohibition Against Assignment, Etc ..............................        14
              5.2 Payment of Cash Proceeds .........................................        15
              5.3 Landlord's costs .................................................        16


                                                                 Federal Lease.4
                                                                        11-09-92

ARTICLE 6     ALTERATIONS ..........................................................        16
              6.1 Alterations ......................................................        16
              6.2 Mechanics' Liens .................................................        18
              6.3 Alterations as Landlord's Property ...............................        18

ARTICLE 7     REPAIRS ..............................................................        19
              7.1 Tenant's Obligations/Procedures ..................................        19
              7.2 Landlord's Obligations and Rights ................................        19
              7.3 Statutory Waivers ................................................        19
              7.4 No Liability of Landlord .........................................        19

ARTICLE 8     SUBORDINATION/PROTECTION OF LENDERS ..................................        20
              8.1 Subordination, Non-Disturbance and Attornment ....................        20
              8.2 Attornment to Successor ..........................................        20
              8.3 Lender's Right To Cure ...........................................        21

ARTICLE 9     LIABILITY/INDEMNIFICATION ............................................        22

ARTICLE 10    DAMAGE/DESTRUCTION ...................................................        23
              10.1 Casualty Damage .................................................        23
              10.2 Waiver of Statutory Remedies ....................................        24

ARTICLE 11    EMINENT DOMAIN .......................................................        24
              11.1 Partial or Total Taking .........................................        24
              11.2 Award ...........................................................        24
              11.3 Temporary Taking ................................................        24

ARTICLE 12    SERVICES .............................................................        25
              12.1 Basic Services ..................................................        25
              12.2 Tenant's Extra Services .........................................        27
              12.3 Landlord's Liability ............................................        27

ARTICLE 13    LANDLORD'S RIGHT OF ENTRY ............................................        27

ARTICLE 14    TENANT'S AND LANDLORD'S INSURANCE ....................................        28
              14.1 Tenant's Insurance ..............................................        28
              14.2 Landlord's Insurance

              14.3 General Requirements ............................................        29
              14.4 Waiver of Subrogation ...........................................        29

ARTICLE 15    INSOLVENCY OR BANKRUPTCY .............................................        30
              15.1 Insolvency or Bankruptcy ........................................        30
              15.2 Measure of Damages ..............................................        31
              15.3 Provision of Services and Assumption of Lease ...................        31

ARTICLE 16    DEFAULT/REMEDIES .....................................................        32
              16.1 Events of Default ...............................................        32
              16.2 Termination of the Right to Possession...........................        33
              16.3 Rights Upon Termination .........................................        33
              16.4 Continuance of Lease ............................................        34
              16.5 Other Remedies ..................................................        35
              16.6 Waiver of Rights of Redemption ..................................        35

ARTICLE 17    LANDLORD'S RIGHT TO PERFORM ..........................................        35

ARTICLE 18    END OF TERM ..........................................................        36
              18.1 Condition of Premises ...........................................        36
              18.2 Holding over ....................................................        36
              18.3 Conditions of Termination .......................................        37

ARTICLE 19    QUIET POSSESSION .....................................................        37

ARTICLE 20    RULES AND REGULATIONS ................................................        37

ARTICLE 21    LANDLORD'S DEFAULT/LIABILITY .........................................        38
              21.1 Notice/Right to Cure ............................................        38
              21.2 Force Majeure ...................................................        38
              21.3 Limitation of Landlord's Liability ..............................        38
              21.4 Sale by Landlord ................................................        39

ARTICLE 22    NOTICES ..............................................................        39

ARTICLE 23    SECURITY DEPOSIT .....................................................        40

ARTICLE 24    BROKERAGE ............................................................        41

ARTICLE 25

              MISCELLANEOUS ........................................................        41
              25.1 Captions and Construction .......................................        41
              25.2 Definitions .....................................................        41
              25.3 Successors and Assigns ..........................................        41
              25.4 Landlord's Approval .............................................        41
              25.5 Joint and Several Liability .....................................        42
              25.6 Governing Law ...................................................        42
              25.7 Severability ....................................................        42
              25.8 Security Systems ................................................        42
              25.9 Time of the Essence .............................................        42
              25.10 Recordation ....................................................        42
              25.11 Change of Name .................................................        43
              25.12 Estoppel Certificate ...........................................        43
              25.13 Tenant's Authority .............................................        43
              25.14 Attorneys' Fees ................................................        43
              25.15 Waiver Of Trial By Jury ........................................        44
              25.16 No Waiver ......................................................        44
              25.17 Modifications in Writing .......................................        44
              25.18 Complete Agreement .............................................        44
              25.19 Survival .......................................................        44
              25.20 Binding Effect .................................................        45
              25.21 Exhibits and Riders ............................................        45

EXHIBIT A - PREMISES
EXHIBIT B - WORK LETTER AND CONSTRUCTION AGREEMENT
EXHIBIT B-1 SPACE PLAN
EXHIBIT B-2 BUILDING STANDARDS
EXHIBIT C - RULES AND REGULATIONS
EXHIBIT D - CONFIRMATION OF LEASE TERM
EXHIBIT E - PROJECT DESCRIPTION
EXHIBIT F - SIGNAGE
EXHIBIT G - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

RIDER 1- OPTION TO EXTEND TERM
RIDER 2- OPTION TO EXPAND PREMISES
RIDER 3- ADDITIONAL PROVISIONS

                            METRO PLAZA OFFICE LEASE

                              SAN JOSE, CALIFORNIA

                             SUMMARY OF LEASE TERMS

A. EXECUTION DATE: As of November 18, 1992

B. LANDLORD: Metropolitan Life Insurance Company, a New York corporation

C. TENANT: The Federal Insurance Company, an Indiana corporation

D. TRADE NAME (if any): The Chubb Group of Insurance Companies

E. GUARANTOR (if any): non-applicable

F. PREMISES (Section 1.1, Exhibit A & A-1):
              Address: 181 Metro Drive, San Jose, California
                       Suite: Suites 750 & 600, 22, 529 square feet of Tenant's Usable Area (24,059 square feet of Tenant's Rentable
                       Area), located in the Project, as described on Exhibit E

G. PARKING SPACES (Section 1.3): ninety-six (96)

H. TERM (Section 2.1):
   Scheduled Commencement Date: April 1, 1993
        Expiration Date: March 31, 2003
        Length of Term:  ten (10) years.

I. BASE ANNUAL RENT (Section 3.2):
        Months 1-60     $25,261.95 per month-- $303,143.40 per annum
        Months 61-62    $O per month
        Months 63-120   $31,276.70 per month-- $375,320.40 per annum

J. PERMITTED USE (Section 4.1): Executive offices, including general administrative office use as a general insurance office for the administration, sale, issuance and underwriting of insurance policies and for the processing and defense of claims.

K. ADDRESS FOR NOTICES (Article 22):

   To Landlord:                          With Copies To:

   Building Manager                      Metropolitan Life Insurance
   Metro Plaza                           Company
   25 Metro Drive                        Metro Plaza
   Suite 110                             3 Lagoon Drive, Suite 300
   San Jose, CA 95110                    Redwood City, CA 94065
                                         Attn: Assistant Vice President

   To Tenant:                            With Copies To:

   Federal Insurance Company             Federal Insurance Company
   15 Mountain View Road                 181 Metro Drive
   Post Office Box 1615                  San Jose, California 95110
   Warren, New Jersey 07061-1615         Att: Roger Trachsel
   Att: Donald P.-Bush
        Vice President                   and
                                         Bellemead Development Corporation
                                         280 Corporate Center
                                         4 Becker Farm Road
                                         Roseland, New Jersey 07068
                                         Att: Marc Leonard Ripp, Esq.
                                         Vice President and Assistant General
                                         Counsel

L. TAXES AND OPERATING COSTS (Section 3.4)
               Tenant's Share: 5.4797%
               Building Rentable Area: 410,350 square feet.

M. SECURITY DEPOSIT (Article 23): Non Applicable

N. BROKER(S) (Article 24):               CB Commercial
   Address:                              226 Airport Parkway, Ste. 150
                                         San Jose, CA 95110
   License No. 00409987
   COOPERATING BROKER:                   Cornish & Carey Commercial
                                         4701 Patrick Henry Drive
                                         Santa Clara, California 95054

                                         License No. 00832933

                                         Bellemead Brokerage Services, Inc.
                                         280 Corporate Center
                                         4 Becker Farm Road
                                         Third Floor
                                         Roseland, New Jersey 07068
                                         Att: Eric H. Grosseibl, President

O. SIGNAGE COST (Section 4.7): Tenant to pay full cost of signage, subject to Exhibit F.

P. ADJUSTMENTS: The figures set forth in Paragraphs F (Premises), G (Parking Spaces) and I (Base Annual Rent) above are subject to increase pursuant to Rider TWO attached hereto, and the length of term set forth in Paragraph H (Term) above is subject to Rider One and Rider THREE attached hereto.

    The provisions of the Lease identified above in parentheses are those provisions making reference to above-described Lease Terms. Each such reference in the Lease shall incorporate the applicable Lease Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

LANDLORD:                                   TENANT:

METROPOLITAN LIFE INSURANCE                 FEDERAL INSURANCE COMPANY,
COMPANY, a New York                         an Indiana corporation
corporation

By [SIGNATURE ILLEGIBLE]                    By [SIGNATURE ILLEGIBLE]
  --------------------------------            ----------------------------------

Its                                         Its Vice President
   -------------------------------             ---------------------------------

                                      LEASE

        Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises upon and subject to the terms, covenants and conditions hereinafter set forth:

                                    ARTICLE 1

                          PREMISES/COMMON AREAS/PARKING

        1.1 Premises. The Premises comprise the area within the Building (as defined in Section 3.4 below) described in Paragraph F of the Summary of Lease Terms, and cross-hatched on the floor plan(s) attached hereto as Exhibit A. Landlord agrees that with respect to Tenant, Landlord will not modify the measurements of the Premises or the Building during the term of the Lease.

        1.2 Common Areas.

               1.2.1 Tenant shall have the right to the nonexclusive use of all areas and facilities outside the Premises and within the exterior boundary lines of the Project (as defined in Exhibit E) that are reasonably provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project, including parking areas, loading and unloading areas, driveways, walkways, and landscaped areas (herein called "Common Areas").

               1.2.2 The manner in which the Common Areas are maintained and operated and the expenditures therefor shall be at the good faith discretion of Landlord, and the use of such areas and facilities shall be subject to such Rules and Regulations, including, without limitation, the provisions of any covenants, conditions and restrictions affecting the Project, as Landlord shall in the good faith exercise of its discretion make from time to time. Landlord shall not be responsible for the nonperformance of any such Rules and Regulations or covenants, conditions and restrictions by any other tenant or occupant of the Project. Tenant shall be required to comply with any Rules and Regulations from and after thirty days after the date that Tenant receives written notice of the promulgation of such Rules and Regulations. Notwithstanding the foregoing, Tenant shall not be required to comply with any Rules and Regulations that it demonstrates are enforced in a manner which is materially discriminatory or which materially and adversely affects Tenant's express rights granted to it hereunder. Whenever in any Rule and Regulation, Landlord's consent, approval or permission is required, Tenant shall request the same in writing. If Landlord does not respond within 10 days after receipt of such request, Tenant shall send a second request. If Landlord does not respond within 5 days after receipt of such second request with its consent approval or permission or its reasons for the denial of the same, such request shall be deemed approved.

               1.2.3 Exhibit A shows the approximate location of the Premises and is not meant to constitute an agreement as to the specific location of the Common Areas or the elements thereof or of the means of access to the Premises or the Project. Landlord hereby reserves the right, at any time and from time to time, as long as reasonable access to the Premises remains available, to (a) make alterations in or additions to the Project and the Common Areas, including without limitation, the modification of the location, size, shape and number of the Common Areas for maintenance purposes, (b) designate property outside the Project to be part of the Common Areas, (c) use the Common Areas while engaged in making alterations in or additions or repairs to the Project, and (d) change the arrangement and location of entrances or passageways, corridors, stairs, toilets and other public parts of the Project. Tenant agrees that no diminution of light, air, or view by any structure that may be erected in the Project after the date hereof shall entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Notwithstanding the foregoing, Landlord shall not make any changes to the Project and/or the Common Areas which materially and adversely affect Tenant's express rights granted to it hereunder.

               1.2.4 Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Project, as long as such easements, rights, dedications, maps and covenants, conditions and restrictions do not unreasonably interfere with the use of the Premises by Tenant or decrease Tenant's rights and remedies under the Lease or increase Landlord's rights or remedies under the Lease. At Landlord's request, Tenant shall join in the execution of any of the aforementioned documents. The Project may be known by any name that Landlord may choose, which name may be changed from time to time in Landlord's sole discretion. Landlord agrees, solely as a courtesy, to endeavor to provide Tenant with no less than 30 days' prior written notice before changing the name of the Project, provided that the failure of Landlord to do so shall not constitute a breach or default by Landlord hereunder.

               1.2.5 The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants of Landlord who use the same in common with Tenant, and it shall be the duty of Tenant to keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operation and to permit the use of any of the parking area portions of the Common

Areas only for normal parking and ingress and egress by the invitees, employees and customers of Tenant to and from the Project. If, in the opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall use all commercially reasonable efforts to correct such situation by appropriate action or proceedings against all such unauthorized persons: however Tenant is not a guarantor of the outcome of such action. Nothing herein shall affect the right of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons.

        1.3 Parking.

               1.3.1 Tenant shall have the right for the benefit of Tenant and its employees, customers and invitees to the use on an unassigned basis the number of Parking Spaces specified in Paragraph G of the Summary of Lease Terms on those portions of the Common Areas designated by Landlord from time to time for parking; provided, however, parking by Tenant's employees shall be limited to levels B, C and D of the Project's parking structure. There shall be no charge for such Parking Spaces during the Initial Term of the Lease. Landlord shall maintain parking area lighting at the same level and in the same manner as such lighting is currently being maintained.

               1.3.2 The Parking Spaces to be provided to Tenant pursuant to Paragraph G of the Summary of Lease Terms shall be used for parking only by vehicles no larger than full-sized passenger automobiles or pick-up trucks. Landlord shall have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away any vehicle parked in areas other than those designated by Landlord for Parking.

                                    ARTICLE 2

                          TERM/CONSTRUCTION OF PREMISES

        2.1 Term.

               2.1.1 The term of this Lease (the "Term") shall commence upon (and include) the date of Substantial Completion (as defined below) of the Premises (the "Commencement Date"), which the parties estimate will occur on the Scheduled Commencement Date and, except as otherwise provided herein or in any exhibit or addendum hereto, shall continue to and including the Expiration Date. Should the Commencement Date be a date other than the Scheduled Commencement Date, the Expiration Date shall correspondingly change to a date that is ten years from such actual Commencement

Date and Landlord and Tenant shall promptly execute a Confirmation of Lease Term in the form attached hereto as Exhibit D.

               2.1.2 "Substantial Completion" shall mean (and the Premises shall be deemed "Substantially Complete") when Landlord's architect shall have issued a Notice of Substantial Completion with respect to the Premises and Tenant may lawfully occupy the Premises. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete "punchlist" or similar minor corrective work described on a list which Tenant shall provide to Landlord within sixty (60) days after the Commencement Date. Landlord shall complete, at its own expense except to the extent provided otherwise in the Work Letter, all punchlist items within a commercially reasonable time. Landlord shall provide Tenant's construction representatives with twenty (20) days' prior notice of the Commencement Date. Landlord shall assign to Tenant, to the extent assignable, warranties, if any, obtained from the contractor and any subcontractors in connection with the construction of tenant improvements.

        2.2 Construction of Premises.

               2.2.1 Landlord shall perform the work and make the installations in the Premises substantially as set forth in the Work Letter attached hereto as Exhibit B (the "Landlord's Work"). Landlord's Work shall be performed by Landlord's general contractor. Other than as provided in Exhibit B, and elsewhere in the Lease if specifically applicable to the Work Letter, Landlord has no obligation to improve, alter or remodel the Premises for Tenant's initial occupancy. All such installations set forth in Exhibit B shall immediately become and remain the property of Landlord.

               2.2.2 If Landlord shall be unable to give possession of the Premises on the Scheduled Commencement Date for any reason, any such delay resulting therefrom shall be deemed excused and Landlord shall not be subject to any liability for the failure to give possession on said date; provided however, that if and only if construction of the Premises commences by November 30, 1992, Tenant as its sole right and remedy may terminate the Lease if the Commencement Date does not occur on or before August 1, 1993, or on or before December 1, 1993 by reason of force majeure events. Each such date shall be subject to further extension to the extent any delays in construction are attributed to any of the events or activities set forth in paragraph 5 of the Work Letter. Under such circumstances unless the delay is the fault of Tenant, neither the Term nor Tenant's obligation to pay monthly Installments (as defined below) shall commence until the Commencement Date. Except as otherwise set forth in this
Section 2.2.2 no such failure to give possession on the Scheduled Commencement Date shall in any way affect or impair the validity of this Lease or the obligations of Tenant hereunder, provided that the Expiration Date shall be ten (10) years from the actual Commencement Date. Except as expressly set forth in the Work Letter, if permission is given to Tenant to enter into the possession of the Premises or to occupy premises other than the Premises prior to the Scheduled Commencement Date, such occupancy shall be deemed to be under all the terms, covenants, conditions, provisions, and agreements of this Lease, including without limitation, Tenant's obligation to pay the Base Annual Rent and other charges at the same rate as though the Term had commenced.

        2.3 Acceptance by Tenant. Neither Landlord nor Landlord's agents have made any representations or promises with respect to the Project or the Premises except as herein expressly set forth. The taking of possession of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same in its then "as is" condition, subject to the completion of "punch1ist" items mutually agreed upon by Landlord and Tenant, and that the Premises and the Project were in good and satisfactory condition at the time such possession was so taken. Landlord shall cause such mutually agreed upon "punch1ist" items to be completed with reasonable diligence. In addition, Landlord shall repair all latent defects in workmanship and materials of the Premises, provided Tenant shall give Landlord written notice of any such latent defects within twelve
(12) months after the Commencement Date. For purposes of this Section 2.3, the term "latent defects" shall mean defects which were not readily apparent at the time the "punch1ist" was formulated.

                                    ARTICLE 3

                               RENT/ADDITIONAL CAGES

        3.1 Rent. "Rent" as used herein shall refer to the Base Annual Rent (as defined in Section 3.2, below), as it may be adjusted as hereinafter provided in this Lease, plus all sums due under this Lease.

        3.2 Base Annual Rent. Tenant shall pay to Landlord during the Term the Base Annual Rent (as set forth in the Summary of Lease Terms), which sum shall be payable by Tenant in equal consecutive monthly installments on or before the first day of each month ("Monthly Installment(s)"), in advance, in the manner described more particularly in Section 3.8.1. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the Monthly Installment, Taxes, and Operating Costs for such fractional month shall be prorated on a daily basis upon a thirty (30) day calendar month and said obligation of either Landlord or Tenant shall survive the expiration or earlier termination of the Lease. In addition to the Base Annual Rent, Tenant shall pay the amount of any Rent adjustment and additional payments when and as hereinafter provided in this Lease.

        3.3 Omitted

        3.4 Taxes and operating Costs.

        3.4.1 Definitions. The following terms shall be defined as set forth below:

               (a) "Computation Year" shall mean the calendar year, provided that Landlord, upon no less than thirty (30) days' notice to Tenant, may change the Computation Year from time to time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant's Share of Taxes and operating Costs shall be equitably adjusted for the Computation Years involved in any such change.

               (b) "Tenant's Rentable Area" shall mean the number of rentable square feet set forth in Paragraph F of the Summary of Lease Terms.

               (c) "Building" shall mean that certain three (3) building complex, including connecting arcades and an associated parking structure, all located within the Project.

               (d) "Tenant's Usable Area" shall mean the number of useable square feet set forth in Paragraph F of the Summary of Lease Terms.

               (e) "Building Rentable Area" shall mean the number of square feet listed in Paragraph L of the Summary of Lease Terms.

               (f) "Tenant's Share" shall be computed by dividing Tenant's Rentable Area by the Building Rentable Area. As to the Computation Year in which such change occurs, for purposes of this Article 3, Tenant's Share shall be determined on the basis of the number of days during such Computation Year at each such percentage.

               (g) "Taxes" shall mean the amount of taxes and assessments, general or special, ordinary or extraordinary, unforeseen as well as foreseen, upon or with respect to all or any portion of the Project and the areas used in connection with the operation of the Project, the Rent, and the personal property contained in the Project imposed by Federal, State or local governments or governmental assessment districts. Taxes shall not include income, transfer, franchise, capital stock, estate or inheritance taxes, late payment charges, interest or penalties. Taxes shall include, without limitation, gross receipts taxes, special assessments, annual or periodic license or use fees, excises, transit charges, housing fund assessments, other business taxes and the cost of contesting by appropriate proceedings any of the aforementioned Taxes (with respect either to validity or amount). If, because of any change in the method of taxation of real estate, any tax or assessment is imposed upon Landlord or upon the owner of the land, the Project (or any part thereof), the areas used in connection with the operation thereof or the rents or income therefrom, in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax or assessment, or with respect to any subject matter which was during the Computation Year the subject of a real estate tax or assessment, such other tax or assessment shall be deemed to be included in Taxes. If any Taxes are specially assessed by reason of the personal property, occupancy or activities of one or more tenants and not the occupancy or activities of the tenants as a whole, such taxes shall be allocated by Landlord to the tenant or tenants whose specific personal property, occupancy or activities brought about such assessment.

               (h) "Operating Costs" shall mean the aggregate amount of actual and documented (i) on-site wage and labor costs applicable to the persons engaged in the management, operation, maintenance, overhaul or repair of all or any portion of the Project and the areas used in connection therewith, whether they be employed by Landlord or by independent contractors (including, without limitation, the cost effect of any increase or decrease in the hours of employment or the number of paid holidays or vacation days, social security taxes, unemployment insurance taxes and the cost (if any) of providing disability, hospitalization, medical, welfare, pension, retirement, or other benefits applicable with respect to such employees); (ii) the cost of utilities, utilities surcharges, water and sewer charges, fuel, building supplies and materials, service contracts, janitorial services, security, parking expenses, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Project, including the parking facilities serving the Project, costs incurred in the management of the Project, rental value of a Project management office, a management fee, costs of elevator maintenance, supplies, materials, equipment, tools, the repair, replacement and maintenance of the nonstructural portions of the Project or any portion thereof (including, without limitation, the plumbing, heating, ventilating, air-conditioning, electrical, security, fire and life-safety systems installed or furnished by Landlord), costs of maintenance and upkeep of all parking and Common Areas, rental of personal property used in maintenance and management, costs and expenses of gardening and landscaping, costs of maintenance of signs, resurfacing, painting, lighting, cleaning, refuse removal, security and similar items, association fees, assessments or maintenance charges if the Landlord is obligated to pay such charges; (iii) capital expenditures for life-safety systems, for energy conservation, to effect economies in operations and maintenance of the Project, or which are required by law (together with all costs, and interest thereon at an annual rate equal to the reference rate of interest announced publicly from time to time by Bank of America N.T. & S.A. at its San Francisco Headquarters (or any successor bank), or any successor rate of interest thereto (the "Base Rate"), plus 2%, but in no event in excess of the maximum rate of interest permitted by law) all amortized over their useful life, except that any such costs (and the interest thereon) for energy conservation or economies may be amortized at a yearly rate equal to the savings realized during such period as a result of such expenditure; (iv) the cost of fire, all-risk, boiler, sprinkler, public liability, property damage, rent, earthquake or other insurance and the deductible portion of any insured loss otherwise covered by such insurance; (v) the cost of legal, accounting, and consulting fees and of permits, certificates and licenses required in connection with the Project or any portion thereof; and (vi) such other items as are now or hereafter customarily included in the cost of managing, operating, maintaining, overhauling and repairing all or any part of the Project and areas used in connection with operation thereof.

        Operating Costs shall not include (m) the initial construction cost of the Project, or the cost of providing Landlord's Work to Tenant or any other tenant, or depreciation of such costs; (n) debt service (including, without limitation, interest, principal and any impound payments) required to be made on any mortgage or deed of trust recorded with respect to all or any part of the Project except if imposed pursuant to Section 3.4.1(h)(iii); (o) any rent payable under any ground lease now or hereafter affecting the Project; (p) capital expenditures except as specifically included above; (q) specific costs incurred for the account of, separately billed to and paid by specific tenants;
(r) depreciation and other nonoperating debts of Landlord; (s) leasing commissions, attorney's fees, costs, disbursements and other expenses incurred in connection with negotiations for leases with tenants, other occupants or prospective tenants or other occupants of the Building, and similar costs incurred in connection with disputes with tenants, other occupants, or prospective tenants of the Buildings; (t) services, items and benefits for which Tenant or any other tenant or occupant of the Building specifically reimburses Landlord or for which Tenant or any other tenant or occupant pays third persons; (u) penalties for late payment, including, without limitation, taxes and equipment leases; (v) compensation paid to clerks, attendants, or other persons in commercial concessions (such as a snack bar, restaurant or newsstand), if any, operated by Landlord or any subsidiary or affiliate of Landlord; (w) costs for which Landlord is compensated through insurance or other means of recovery; (x) costs of restoration or repair of the Building as a result of total or partial destruction or condemnation (except to the extent of deductibles if any); (y) the costs of removal, encapsulation or abatement of any Hazardous Material (as defined in Section 4.6.2) in the Project, including the removal of asbestos fireproofing, if any, in the Project; (z) acquisition costs of paintings, sculptures or works of art; (aa) costs arising from Landlord's political contributions.

        All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to the business).

               3.4.2 Tenant shall pay in advance on the first day of each month to Landlord as additional rent one twelfth (1/12) of Tenant's Share of Taxes and Operating Costs for each Computation Year, in an amount estimated by Landlord and billed by Landlord to Tenant: Landlord shall have the right to revise such estimate from time to time; provided that such statement shall not be in lump sum format and shall be consistent with the Landlord's Statement. With reasonable promptness after Landlord has received the tax bills and support for Operating Costs for any Computation Year, but not more than one hundred eighty
(180) days after the close of such year, Landlord shall furnish Tenant with a statement (herein called "Landlord's Statement") showing a comparison of estimated Taxes and Operating Costs to actual Taxes and Operating Costs for such Computation Year, and Tenant's Share of those estimated and actual amounts: provided that such statement shall not be in a lump sum format. If Tenant's Share of actual Taxes and Operating Costs for such Computation Year exceeds Tenant's Share of estimated Taxes and Operating Costs paid by Tenant for such Computation Year, Tenant shall pay to Landlord the difference within thirty (30) days after Landlord's Statement is given to Tenant, and if the total amount of Taxes and Operating Costs paid by Tenant for any such Computation Year shall exceed Tenant's Share of actual Taxes and Operating Costs for such Computation Year, such excess shall be credited against the next installments of Tenant's Share of Taxes and Operating Costs due from Tenant to Landlord hereunder. If there is an increase in Taxes (by reason of an increase in assessed valuation or otherwise) affecting prior Computation Year(s) that falls within the Term at any time after rendition of Landlord's Statement for such year(s), Tenant shall pay to Landlord the

Tenant's Share of such increase in Taxes attributable to such years) within thirty (30) days after Landlord's Statement is given to Tenant.

               3.4.3 If the Term shall commence or terminate on a date other than the first or last day of a Computation Year, Tenant's Share of Taxes and Operating Costs for such partial Computation Year shall be in the proportion that the number of days of the Term included in such partial Computation Year bears to 365. During such partial Computation Year(s) Tenant shall pay Tenant's Share of Taxes and Operating Costs, in the same time and manner provided in
Section 3.4.2, except that (a) if the Commencement Date is not the first day of a Computation Year, on or before the first day of the Term, or as soon thereafter as practicable, Landlord may bill Tenant an amount payable per month for the remainder of the Computation Year which in the aggregate shall equal Tenant's Share of estimated Taxes and Operating Costs for the partial Computation Year; and (b) if the Lease terminates before the end of a Computation Year and if Landlord's Statement shows that Tenant has overpaid, Landlord shall remit the amount of such overpayment to Tenant within fifteen
(15) days after issuance of Landlord's Statement. The obligation of Landlord shall survive the expiration or earlier termination of the Lease.

               3.4.4 For purposes of calculating estimated and actual Taxes and Operating Costs, for any period during which the Project is less than 95% occupied or less than fully assessed, there shall be added at Landlord's option, Taxes and those expenses (of the type set forth in paragraphs (g) and (h) of Section 3.4.1) which Landlord determines vary with occupancy and would have-been incurred had the Project been 95% occupied and fully assessed during any such period.

        3.5 Additional Taxes. In addition to the Base Annual Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto by reason of the personal property, occupancy or activities of Tenant: (a) upon, allocable to, or measured by the Rent payable hereunder, including without limitation, any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof: or (c) upon the measured value of Tenant's personal property located in the Premises or in any storeroom, garage or any other place in the Premises or the Project, or the areas used in connection with the operation of the Project, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (d) resulting from (i) Tenant Improvements (as defined in Exhibit B) to the Premises, the cost of which exceeds Landlord's standard tenant allowance ($26.00 per square foot of Tenant's Usable Area), or (ii) Alterations (as defined in Section 6.1) to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 3.5 shall not be included in any computation pursuant to Section 3.4.

        3.6 Late Payments.

               3.6.1 Tenant hereby acknowledges that the late payment by Tenant to Landlord of any Rent or other sums due to Landlord hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Accordingly, Tenant shall pay to Landlord, as Additional Rent, without necessity of prior notice or demand, a late charge equal to five percent (5%) of any Rent or other sums not received by Landlord on the date such Rent or other sums are due; provided however that Landlord will provide Tenant with written notice and twenty (20) days' opportunity to cure the first two (2) such events of default during any calendar year with respect to all sums payable hereunder. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of the late payment by Tenant of Rent or other sums due Landlord hereunder. In no event shall this provision for a late charge prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such Rent or other sums when due, including, without limitation, the right to terminate this Lease.

               3.6.2 Notwithstanding any other provisions of this Lease, any Rent or other sums due to Landlord hereunder not paid to Landlord when due hereunder shall bear interest from the first day of the month immediately following the month in which such Rent or other sums were due hereunder, until the same have been fully paid, at a rate (the "Default Rate") that is equal to the lesser of (a) four percent (4%) above the annual reference rate of interest announced publicly from time to time by Bank of America N.T. & S.A. at its San Francisco Headquarters (or any successor bank), or any successor rate of interest thereto, adjusted monthly on the first day of each month following the announcement, and (b) the highest rate permitted by law. The payment of such interest shall not constitute a waiver by Landlord of any default by Tenant hereunder. Any sums owed from Landlord to Tenant under the Lease (other than amounts for which the Lease specifies that Landlord is to provide Tenant a credit) shall bear interest at the Default Rate from the date that is thirty
(30) days from the due date of such amount until paid.

        3.7 Consideration. The Rent has been established in contemplation that Tenant, subject only to its rights to assign or sublet the space set forth herein, will occupy the Premises for the entire Term (subject to Tenant's right to terminate the Lease pursuant to Rider 3). Tenant expressly acknowledges and agrees that this Section 3.7 was a material inducement to Landlord in establishing the Rent in the amount herein provided and that Landlord has relied on this covenant and agreement in executing this Lease.

        3.8 Time and Manner of Payment.

               3.8.1 All Rent shall be payable in lawful money of the United States of America at the address specified for Landlord in the Summary of Lease Terms, or at such other place as Landlord shall designate upon not less than thirty (30) days prior written notice, without any prior demand therefor and without any abatement, deduction or setoff whatsoever, in either case except as otherwise maybe expressly provided to the contrary herein.

               3.8.2 Except where a longer or shorter period is specifically provided for in this Lease with respect to a particular expenditure, Tenant shall pay, to Landlord, within thirty (30) days after Landlord delivers to Tenant bills or statements therefor: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord pursuant to and in accordance with
Article 17 of this. Lease, in connection with the remedying by Landlord of Tenant's default, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 9, and (c) sums equal to all expenditures made and monetary obligations incurred by Landlord in collecting or attempting to collect the Base Annual Rent, any additional charges or any other sum of money accruing under this Lease or in enforcing any rights of Landlord under this Lease or pursuant to law. Tenant's obligations under this
Article 3 shall survive the termination of this Lease. Landlord agrees that all expenditures, monetary obligations incurred and costs incurred under this paragraph 3.8.2 shall be reasonable in amount. Any additional rent charged by Landlord shall include no profit or overhead or administrative or supervision surcharge and supplies shall be charged at their actual cost to Landlord.

               3.8.3 Notwithstanding any provisions of the Lease to the contrary, in the event of any dispute as to the amount of actual Taxes and Operating Costs, Tenant shall have the right, after reasonable notice and at reasonable time, to inspect and photocopy Landlord's accounting records. If, after such inspection and photocopying, Tenant continues to dispute the amount of Taxes and/or operating Costs, Tenant shall be entitled to retain at its own cost and expense an independent certified public accounting firm approved by Landlord in its reasonable discretion to determine the proper amount of Operating Costs and or Taxes. If such review reveals that Landlord has overcharged Tenant, then Landlord shall reimburse Tenant the amount of such overcharge. If the review reveals that Tenant was undercharged, then Tenant shall reimburse Landlord the amount of such undercharge. Tenant's failure to object to any statement of Taxes and or Operating Costs within six months after Tenant's receipt of any such statement shall be conclusively deemed to be approval by Tenant thereof and Tenant shall have no further audit rights with respect thereto.

        3.9 Limitation on Taxes and Operating Expenses Notwithstanding anything contained in the Lease to the contrary, in no event shall the amount payable by Tenant for Tenant's Share of Taxes and Operating Costs during any Computation Year (or portion thereof) during the Initial Term, calculated on a per rentable square foot/per month basis, exceed the "Expense Cap" for such Computation Year (as determined below). The Expense cap for that portion of the Initial Term occurring during the computation Year comprising the 1993 calendar year shall be equal to the lesser of (i) actual Taxes and Operating Costs (as calculated pursuant to Section 3.4 of the Lease) for such Computation Year, calculated on a per rentable square foot/per month basis, or (ii) Seventy-two cents ($.72) per rentable square foot/per month. Commencing with the Computation Year comprising the 1994 calendar year and for each Computation Year (or portion thereof) thereafter during the Initial Term, the Expense Cap shall be increased with respect to the applicable Computation Year to an amount equal to the product obtained by multiplying the Expense Cap for the immediately preceding Computation Year by 1.06.e Computation Year.

        For example, if actual Taxes and Operating Costs for the Computation Year comprising the 1993 calendar year are $.73 per rentable square foot/per month, then the Expense Cap for that portion of the Initial Term occurring during the 1993 calendar year would be $.72 per rentable square foot/per month and the Expense Cap for the subsequent Computation Years during the balance of the initial Term would be as follows: with respect to Computation Year comprising the 1994 calendar year: $.7632 ($.72 x 1.06); with respect to computation Year comprising the 1995 calendar year:

$.8090 ($.7632 x 1.06); and, with respect to each subsequent computation Year comprising the balance of the Initial Term, the Expense cap shall be increased in the same manner by multiplying the Expense Cap in the immediately preceding computation Year by 1.06.

        The amount payable by Tenant for Tenant's Share of Taxes and Operating Costs during the Option Term shall not be subject to any limitations except as otherwise set forth in the Lease.

                                    ARTICLE 4

                                USE AND OCCUPANCY

        4.1 Permitted Use. Tenant shall use and occupy the Premises for office purposes only and for the specific purposes set forth in Paragraph J of the Summary of Lease Terms, and for no other purpose. The character of the occupancy of the Premises, as restricted by this Article 4 and as further restricted by
Article 5, and any of the Rules and Regulations attached to this Lease or hereafter adopted, is an additional consideration and inducement to Landlord for the granting of this Lease.

        4.2 compliance with Law. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities pertaining to Tenant's use of the Premises and with the recorded covenants, conditions and restrictions, regardless of when they become effective, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials (as hereinafter defined in Section 4.6.2), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises. Without limiting the generality of the foregoing, Tenant shall, at Tenant's expense, take all proper and necessary action to cause the Premises to be kept, maintained, used and occupied in compliance with the Americans With Disabilities Act of 1990. Notwithstanding the foregoing, except for Tenant's obligations with respect to the Americans with Disabilities Act of 1990, Tenant shall have no responsibility for the cost of correcting existing building code violations in existence as of the Commencement Date.

        4.3 Compliance With Insurance Requirements. Tenant shall comply with all rules, orders, directions, regulations and requirements of the Insurance Services Office or any other similar body that sets general requirements of the insurance industry, shall not do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with any insurance policy covering the Project or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or the property located therein, and shall not do, or permit anything to be done, in or upon the Premises, or bring or keep anything therein, which shall increase the rates of any insurance on the Project or any of the areas used in connection with the operation thereof or its fixtures, appurtenances or equipment or on property located therein. If by reason of the failure of Tenant to comply with the provisions of this Article 4 any insurance premium shall at any time be higher than it otherwise would be, then, without Landlord's waiving any rights it may have against Tenant hereunder as a result of such failure, Tenant shall reimburse Landlord for that part of all such premiums thereafter paid by Landlord which shall have been charged because of such violations by Tenant, and shall make such reimbursement upon the first day of the month following such expenditure by Landlord. Landlord and Tenant agree that, for all purposes of this Lease, a schedule or "make-up" of a rate for the Premises or the Project issued by the Insurance Services Office, or other body making insurance rates for the Premises or the Project, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Premises or the Project.

        4.4 Certificates of Occupancy. Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for the Premises or the Project. In the event that any department of the City of San Jose or of the County of Santa Clara or of the State of California shall hereafter at any time contend or declare that the Premises are used for a purpose which is in violation of such certificate or certificates of occupancy, Tenant shall immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default under this Lease. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business is lawful or permissible or will continue to be lawful or permissible under any certificate of occupancy issued for the Premises or the Project or otherwise permitted by law.

        4.5 Life-Safety Systems. If there now is or shall be installed in the Project a sprinkler system, heat or smoke detection system or any other so-called life-safety system and any such system or any of its appliances shall be damaged or injured by reason of any act or omission of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith restore the same to good working condition; and if the Insurance Services office or any similar body or any bureau, department or official of the State, County or City government, or any governmental authority having jurisdiction over the Premises, shall require or recommend that any changes, modifications, alterations, or additional equipment be made or supplied in or to any such system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations or additional equipment become necessary to prevent the imposition of a penalty or additional charge in the insurance premium as fixed by said office or by any insurance company, Tenant shall, at Tenant's expense, promptly take and supply such changes, modifications, alterations or additional equipment. All work required under this paragraph shall be performed by Landlord and, to the extent specified herein, at Tenant's cost and expense.

        4.6 Prohibited Uses.

               4.6.1 Tenant shall not occupy or permit any portion of the Premises to be occupied as an office in a manner that is not generally consistent with the character and nature of all other tenancies in the Project or is for any business which would tend to generate an excess of foot traffic in or about the Project, a use which conflicts with any so-called "exclusive use" clause then given in favor of any tenant of the Project and of which Tenant has notice, any use which is the same as the use stated in any percentage lease of another tenant of the Project, or a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Nothing in this Section 4.6.1 shall expand the permitted use of the Premises as set forth in Section 4.1.

               4.6.2 Tenant shall not do or permit to be done any act or thing upon the Premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to any property by reason of any business or operation being carried on upon the Premises or for any other reason, and Tenant hereby agrees to protect and indemnify Landlord against any such liability or responsibility. The foregoing indemnity shall include, without limitation, any injury or loss due to Tenant's use, storage, or disposal of Hazardous Materials. "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law.

        4.7 Signage. Landlord, at Tenant's sole cost and expense, shall install and maintain signage in the directory tablets in the elevator lobbies located both on the ground floor and on the floor on which the Premises are located, and signage adjacent to the entrances to the Premises, all of which signage shall be of the same materials, type, style, color, location and dimensions reasonably specified by Landlord for use by tenants in the Project. Tenant shall pay the cost of such signage in the amount set forth in Paragraph O of the Summary of Lease Terms within ten (10) days following Landlord's written demand therefor. The cost and specifications are more particularly set forth in Exhibit F attached hereto. Landlord shall not be obligated to install Tenant's signage until such payment has been received by Landlord from Tenant.

               4.8 Exercise Facility. Tenant will indemnify, defend and hold harmless Landlord from any claims or damages resulting from use of any exercise facilities in the Project by Tenant, Tenant's agents, employees or invitees. Tenant agrees to inform all employees of Tenant of the following: (i) the exercise facility is available for the use of tenants of the Project only and for no other person; (ii) use of the facility is at the risk of Tenant or Tenant's employees; (iii) the facility is unsupervised: and (iv) users of the facility must report any needed equipment maintenance or any unsafe conditions to the Landlord of which the user has actual knowledge. Landlord may provide such an exercise facility at Landlord's sole option and may discontinue providing such facility at any time without incurring any liability. Landlord agrees to provide such facility during the initial Term of this Lease unless circumstances arise that make the continued existence and/or operation of such facility in Landlord's judgment, either not prudent or economically feasible, in which event Landlord may discontinue such facility without incurring any liability. Landlord may discontinue such facility at its election for any reason following the expiration of the initial Term of the Lease without incurring any liability.

                                    ARTICLE 5

                         ASSIGNMENT/MORTGAGE/SUBLETTING

        5.1 Prohibition on Assignment and Subletting. Except as hereinafter provided in this [ILLEGIBLE] Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein. Any attempted assignment, sublease, transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void. Tenant shall at all times continue to be fully liable for all of its obligations under the terms of this Lease, regardless of assignment or subletting under the terms of this paragraph 5 or otherwise permitted by Landlord in writing, and any such assignment or subletting shall be subject to all of the covenants, agreements, terms, provisions and conditions of this Lease. Provided Tenant is not in default of any covenant, agreement, term, provision or condition contained in this Lease and Tenant's proposed assignment or subletting will not result in a default of any covenant, agreement, term, provision or condition of this Lease, Tenant may assign this Lease or sublease all or part of the Premises to a "Related Entity" (herein defined), and (ii) subject to strict compliance with the following additional conditions and requirements, Tenant may sublease all or any part of the Premises to another entity:

                (A) The subtenant shall be compatible with other tenants of the Building;

                (B) The subtenant's use of its portion of the Premises shall not conflict with any exclusive rights previously granted by Landlord;

                (C) No subtenant shall have any right to EXERCISE ANY RENEWAL OR EXPANSION option or ANY RIGHT of first refusal;

                (D) If Tenant sublets more than 50% of the Premises, the Option to Extend Term and the Option to Expand Premises shall terminate automatically and be of no further force and effect.

                (E) Landlord shall have the right to terminate this Lease in regard to any portion of the Premises which Tenant proposes to sublease to someone other than a Related Entity, it being understood and agreed that Tenant shall give Landlord written notice of each proposed sublease, which notice shall identify the proposed subtenant and shall set forth the terms of the sublease. With respect to a proposed sublease to an individual or entity other than a Related Entity, Landlord shall have fifteen (15) days after its actual receipt of such written notice from Tenant in which to notify Tenant in writing of Landlord's election to terminate this Lease in regard to the proposed subleased premises.

As used in this Lease, a Related Entity is a corporation which owns fifty-one percent (51%) or more of Tenant, a corporation which is fifty-one percent (51%) or more owned by the owner of Tenant, or a corporation which is fifty-one percent (51%) or more owned by Tenant.

        5.2 Payment of Cash Proceeds. Fifty percent (50%) of the excess of (i) all cash or other proceeds paid under any sublease or assignment of Tenant's interest in this Lease, whether consented to by Landlord or not, over (ii) Rent payable by the Tenant for the applicable space covered by such sublease or assignment, shall be the property of and shall be paid to Landlord, and Tenant hereby (1) covenants and agrees to use its best efforts to collect all cash and other proceeds payable under any such sublease or assignment and (2) assigns to Landlord all rights Tenant might have or ever acquire in any such excess cash or other proceeds. This covenant and assignment shall benefit Landlord and its successors in ownership of the Building and shall bind Tenant and Tenant's successors and assigns. Any assignee, sublessee or purchaser or Tenant's interest in this Lease (any such assignee, sublessee or purchaser being hereinafter referred to as "Successor"), by assuming Tenant's obligations hereunder shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such assignment, sale or subletting, in violation of the provisions hereof. In determining excess Rent, Tenant nay deduct reasonably incurred and documented advertising costs, broker's fees, "legal expenses and the cost of leasehold improvements specifically performed in connection with such subleasing.

        5.3 Landlord's Costs. Landlord's review of prospective subtenants and assignees shall be performed at its actual cost, including without limitation reasonable attorney's fees.

                                    ARTICLE 6

                                   ALTERATIONS

        6.1 Alterations. During the Term of this Lease, Tenant may make alterations, additions or improvements (collectively, "Alterations") to the Premises at its sole cost and expense subject to the following requirements:

               (a) Prior to the commencement of any non-decorative work, Tenant shall (i) submit plans and specifications prepared by an architect and/or structural engineer licensed by the State of California for Landlord's approval, which approval shall not be unreasonably withheld; provided, however, if the plans and specifications submitted to Landlord reflect only non-structural Alterations which do not affect the HVAC, mechanical, electrical or plumbing systems in the Building and which have a cost which does not exceed Five Thousand Dollars ($5,000), such approval shall not be required; and (ii) obtain any necessary governmental permits and deliver a copy thereof to Landlord (Landlord shall cooperate with Tenant at Tenant's expense to obtain any such permits);

               (b) The Alterations shall be made by a contractor chosen by Tenant and approved by Landlord, which approval shall be requested in writing by Tenant and not be unreasonably withheld by Landlord;

               (c) Tenant shall provide satisfactory evidence of contractor's comprehensive general liability insurance covering Landlord (and any ground lessor), builder's risk insurance, and workmen's compensation insurance all in form and substance reasonably satisfactory to Landlord;

               (d) Tenant shall provide a performance and payment bond satisfactory in form and substance to Landlord and such other security as Landlord may reasonably require to insure payment for the completion of all work free and clear of liens;

               (e) Tenant shall give Landlord at least ten (10) business days' notice before commencing any non-decorative work so that Landlord can post and record a notice of nonresponsibility;

               (f) If the making of the Alterations shall require additional services or facilities (including but not limited to extra elevator services, hoisting, cleaning services, trash removal, field supervision, or ordering of material(s)) which services are provided by Landlord, Tenant shall pay Landlord a reasonable charge therefor, together with a fee equal to five (5%) percent of such reasonable charge for Landlord's supervision and overhead;

               (g) All Alterations shall be made in compliance with all applicable laws and regulations and any requirements or regulations of the INSURANCE SERVICES OFFICE;

               (h) All of Tenant's contractors, subcontractors, employees, servants and agents must work in harmony with and shall not interfere with any labor employed by Landlord, or Landlord's contractors or by any other tenant or its contractors and shall be subject to Landlord's .construction site rules and regulations, subject to Section 1.2.2;

               (i) All core drilling, concrete cutting, shall be done between the hours of 7:00 p.m. and 6:00 a.m. Transportation of construction materials through Common Areas shall be done outside the Project's normal operating hours;

               (j) If any shutdown of plumbing, electrical, or air conditioning equipment becomes necessary in connection with the making of any Alterations, Tenant shall notify Landlord and Landlord will determine when such shutdown may be made. Any such shutdown shall be done only if an agent or employee of Landlord is present and Landlord will use commercially reasonable efforts to have such agent or employee available at a time reasonably convenient for Tenant. Tenant will reimburse Landlord for the expense of any such employee or agent;

               (k) Any complaints by tenants of excessive noise are to be remedied immediately, or alteration operations are to cease until said noise is abated;

               (l) Landlord expressly reserves the right to revoke its consent upon notice to Tenant in the event of the material breach of any of the terms or conditions hereof which, except for a breach affecting safety or the structural components of the Premises or the Building for which no notice is required, is not cured within thirty days of notice in which case all work on the Alterations shall immediately cease to the extent directed by Landlord in such notice;

               (m) Tenant shall reimburse Landlord for any and all costs or expenses reasonably incurred by Landlord in connection with the Alterations, including without limitation architectural or engineers' fees or attorneys' fees;

               (n) All telecommunications wiring shall be subject to the Project wiring standards which shall be communicated by Landlord to Tenant in writing upon request; and

               (o) Such other reasonable conditions as Landlord may require.

        6.2 Mechanics' Liens. Any mechanics' lien filed against the Premises or the Project for work done by or materials furnished to Tenant or its agents shall be discharged by Tenant at its expense within forty-five (45) days of receipt of notice by the filing of the bond required by law, by payment, by satisfaction or otherwise. Failure to so discharge any such lien shall constitute a default hereunder.

        6.3 Alterations as Landlord's Property. All Alterations shall immediately become a part of the realty and shall be and remain Landlord's property, except Tenant's decorative alterations, furniture, furnishings and trade fixtures, and shall not be removed without the written consent of Landlord. All goods, effects, personal property, business and trade fixtures, machinery and equipment owned by Tenant or installed at Tenant's expense in the

Premises shall remain the personal property of Tenant and may be removed by Tenant at any time, and from time to time, during the Term of this Lease; provided that Tenant shall, in removing any such property, repair all damage to the Premises or the Project caused by such removal and restore the Premises to their original condition, subject to wear and tear.

                                    ARTICLE 7

                                     REPAIRS

        7.1 Tenant's Obligations/Procedures.

               Tenant covenants and agrees with Landlord, at Tenant's own cost and expense to repair or replace any damage done to the Building, the Premises, or any part of any of such property, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and such repairs shall restore the damaged property to as good a condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided; however, if Tenant fails to make such repairs or replacements promptly, Landlord, may, upon thirty
(30) days prior written notice (except no notice is required where Landlord determines that such repair or replacement involves a situation which is an emergency or affects safety or the structure of the Building), at its option, make repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand as Rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises (except as otherwise expressly permitted herein) or place signs anywhere in the Building or the Common Areas, without first obtaining written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may reasonably determine. The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees or contractors doing work or performing services by or on behalf of the Landlord.

               7.2 Landlord's Obligations and Rights. Landlord shall repair the Project plumbing, heating, ventilating or air conditioning and electrical systems and make structural repairs in and about the Premises and the Common Areas arising from ordinary wear and tear or through causes not attributable to Tenant or its employees, agents, contractors or invitees, except as otherwise provided in this Lease. Landlord shall repair, at the expense of Tenant, all damage or injury to the Premises or the Project and its fixtures, appurtenances or equipment or to any of the areas used in connection with the operation of the Project, caused by Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees or caused by moving property of Tenant in or out of the

Project, or by the installation or removal of furniture or other property, or resulting from fire, heating, ventilating or air conditioning unit or system short circuits, overflow or leakage of water, steam, gas, sewer or odors, or by frost or by bursting or leaking of pipes or plumbing works, or gas, or from any other cause, due to the carelessness, negligence, or improper conduct of Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees. Landlord shall replace, at the expense of Tenant, any and all plate and other glass damaged or broken as a result of any action or activity of Tenant or any agents, invitees, contractors or employees of Tenant.

        7.3 Statutory Waivers. Tenant hereby waives all rights under the provisions of Sections 1941 and 1942 of the California Civil code, and all rights under any law in existence during the Term authorizing a tenant to make repairs at the expense of a landlord and deduct the expenses of such repair from Rent due hereunder or to terminate the lease.

        7.4 No Liability of Landlord. Except as expressly provided in this Lease, there shall be no allowance to Tenant for diminution of rental value, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of, or the failure to make, any repairs, alterations, decorations, additions or improvements in or to any portion of the Premises or the Project (or any of the areas used in connection with the operation thereof, or in or to any fixtures, appurtenances or equipment), or by reason of the negligence of Tenant or any other tenant or occupant of the Project. Notwithstanding the foregoing, Landlord shall be responsible for its own active negligence and willful misconduct. In no event shall Landlord be responsible for any consequential damages arising or alleged to have arisen from any of the foregoing matter. Notwithstanding the foregoing, any such interuption deprives Tenant of the beneficial use of the Premises, there shall be an abatement of rent if and to the extent that the Landlord receives proceeds from a rent insurance policy to cover such lost income.

                                   ARTICLE 8

                      SUBORDINATION/ PROTECTION OF LENDERS

        8.1 Subordination, Non-Disturbance and Attornment.

               8.1.1 This Lease shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the real property of which the Premises forms a part or affect the ground or underlying leases, and all renewals, modifications, consolidations, replacements and extensions thereof, without the necessity of executing any instrument to effectuate such subordination; provided, however, that such subordination shall be evidenced by a Subordination, Nondisturbance and Attornment Agreement in the form of Exhibit G attached hereto, which Tenant specifically covenants and agrees to execute and deliver from time to time as may be requested by Landlord. However Tenant also agrees that any such first mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Building, in whole or in part, and Tenant agrees to execute a Subordination, Non-Disturbance and Attornment Agreement in the form of Exhibit G upon 15 days prior written notice to further evidence such subordination.

               8.1.2 If Tenant fails to execute and deliver any instruments required by Landlord pursuant to Section 8.1.1 above within ten (10) business days after request therefor from Landlord, Tenant shall be in default of its obligations under this Lease.

        8.2 Attornment to Successor.

               8.2.1 Tenant agrees that, at the option of the landlord under any ground or underlying lease now or hereafter affecting the real property of which the Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground or underlying lease and, if requested by said landlord, shall enter into a new lease with said landlord (or a successor ground lessee designated by said landlord) for the balance of the Term then remaining hereunder upon the same terms and conditions as those herein provided.

        8.3 Lender's Right To Cure. If Landlord is in default, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not terminate this Lease for Landlord's default unless Tenant gives notice of such intent to terminate to each such Holder and the default is not cured within thirty (30) days thereafter or within such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said thirty (30) day period shall be deemed cured within said period if action necessary to cure the default is commenced within such time and the Holder proceeds diligently thereafter with such action until the default is cured.

                                    ARTICLE 9

                           LIABILITY/ INDEMNIFICATION

        Landlord shall not be liable to Tenant, or to Tenant's agents, servants, employees, customers, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, or employees, invitees, licensees or any other person entering the Project under the invitation of Tenant or arising out of the use of the Project by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. Tenant hereby indemnifies and holds Landlord harmless from all liability and claims for any such damage or injury.

        Any waiver of claims against Landlord and/or indemnification of Landlord pursuant to the terms of this Lease, including, without limitation, the terms of this Article 9, shall in no event be deemed to apply to Landlord's fraud, willful injury to the person or property of another or violation of any law, whether willful or negligent, to the extent such waiver or indemnity would violate California Civil Code section 1668.

                                   ARTICLE 10

                               DAMAGE/DESTRUCTION

        10.1 Total Destruction. If the Premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or rebuild the same, or if the Project shall, in Landlord's judgment, be so damaged that Landlord shall decide to demolish it, then in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant notice of whether it shall restore or rebuild or terminate the Lease and if such decision is to terminate the Lease thereupon the Term shall expire by lapse of time upon the third (3rd) day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. Notwithstanding the foregoing, if Landlord notifies Tenant that it will restore or rebuild the Premises, it shall provide Tenant with notice of the time period estimated by Landlord in good faith as being necessary for restoring or rebuilding the Premises. In the event that based upon such notice, the restoration or rebuilding of the Premises is estimated to take more than one year from the date of the casualty to restore or rebuild, then Tenant may terminate this Lease by providing Landlord with written notice thereof within thirty days (30) following notice from Landlord of such estimate. Base Annual Rent and Tenant's Share of Taxes and Operating Costs shall be abated until the Premises are restored or rebuilt, if Landlord decides to restore or rebuild the Premises, or until three (3) days after Landlord's notice of its decision not to restore or rebuild. Regardless of the estimate of time to complete restoration of the Premises, if the Premises are not restored within 365 days after the date of the casualty, Tenant may terminate the Lease upon not less than 30 days' prior written notice. Such 365 day period shall not be extended for force majeure events.

        10.2 Partial Destruction.

               10.2.1 Except as provided in Section 10.2.2 below, if the Premises shall be partially damaged by fire or other cause, the damage shall be repaired by and at the expense of Landlord and, until such repairs shall be completed, the Base Annual Rent and Tenant's Share of Taxes and Operating Costs shall be apportioned according to the part of the Premises which is tenantable or used by Tenant.

               10.2.2 Notwithstanding anything contained in this Article 10 to the contrary, in no event shall Landlord be required to spend for any repair, replacement or reconstruction of the Premises or the Project an amount greater than the insurance proceeds (less any costs of collection thereof) actually received by Landlord as a result of the fire or other casualty causing such loss, damage or destruction. No liability of Landlord shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, for reasonable delay on account of labor disputes, or any other cause beyond Landlord's control.

        10.3 Waiver of Statutory Remedies. The provisions of this Lease, including this Article 10, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or any other portion of the Project, and any law of the State of California or other governmental authority, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction, and any similar law now or hereafter in effect, shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or any other portion of the Project.

                                   ARTICLE 11

                                 EMINENT DOMAIN

        11.1 Partial or Total Taking. If the whole or any part of the Premises shall be taken or condemned for all or any portion of the Term by any competent authority for any public or quasi- public use or purpose, or transferred by agreement in lieu of such taking or condemnation with or without any condemnation action or proceeding being instituted, then, and in either such event, this Lease shall terminate as to the portion so taken and the Rent shall be equitably prorated. Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease if, as a result of such condemnation the Premises are reduced by more than thirty-three percent (33%) of the size of the Premises immediately prior to such taking.

        11.2 Award. Except as provided in Section 11.3 below, Tenant hereby expressly assigns to Landlord any award which may be made in connection with any taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in, or to require Tenant to assign to Landlord, any award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant, or the interruption of or damage to Tenant's business, if such award is made separately to Tenant and does not diminish the award recoverable by Landlord.

        11.3 Temporary Taking. If all or any portion of the Premises is condemned or otherwise taken for public or quasipublic use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms, conditions and covenants of this Lease. Tenant shall be entitled to receive the entire award made in connection with any such temporary condemnation or other taking for the period during the Term hereof.

                                   ARTICLE 12

                                    SERVICES

        12.1 Basic Services. Subject to the other provisions of this Lease and to the Rules and Regulations of the Project, Landlord shall:

               (a) provide automatic elevator facilities on normal business days from 8:00 a.m. 7:00 p.m. and have at least one elevator in each tower of the Project available at all other times:

               (b) on normal business days from 8:00 a.m. to 7:00 p.m. (and at other times for an additional charge to be fixed by Landlord which as of the date of this Lease is $30.00 per hour) ventilate the Premises and furnish heating or air conditioning when, in the judgment of Landlord, it may be required for the comfortable occupancy of the Premises. Tenant agrees to keep and cause to be kept closed all doors from the Premises and the windows in the Premises, and Tenant agrees to cooperate fully at all times with Landlord and, subject to Section 1.2.2, to abide by all regulations and requirements which Landlord may prescribe for the proper function and protection of the heating, ventilating and air conditioning system. Tenant shall not install or use in the Premises any equipment or conduct its operation in the Premises in a manner which would adversely affect the heating, ventilating and air conditioning system. Landlord, throughout the Term of this Lease, shall have free access to any and all mechanical, electrical or plumbing installations of Landlord or Tenant, including, but not limited to, air conditioning, fan, ventilating and machine rooms, telephone rooms and electrical closets. Tenant shall be given reasonable advance notice prior to an entry by Landlord into the Premises to perform any such work and Landlord shall minimize any disturbance to Tenant in connection with the performance of any alterations or repairs and shall restore the Premises after such entry. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with Landlord's free access thereto, or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations. Tenant further agrees that neither Tenant, nor its agents, servants, employees, contractors, visitors or licensees shall at any time enter said enclosures or tamper with, adjust, touch or otherwise in any manner affect Landlord's said mechanical, electrical or plumbing installation:

               (c) make available electrical facilities comparable to those supplied in other first class office buildings in the vicinity of the Project to provide sufficient power for typewriters and other office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting, and any other item of electrical equipment which (singly) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than one hundred ten (110) volts single phase; and provided, however, that if the installation of such electrical equipment requires additional air conditioning capacity above that normally provided to tenants of the Project or above standard usage of existing capacity, then the additional air conditioning installation and/or operating costs attributable thereto shall be paid by Tenant. Tenant agrees not to use any apparatus or device in, upon or about the Premises which may in any way increase the amount of such electricity usually furnished or supplied to the Premises, and Tenant further agrees not to connect any apparatus or device to the wires, conduits or pipes, or other means by which such electricity is supplied, for the purpose of using additional or unusual amounts of electricity, without the prior written consent of Landlord. At all times Tenant's use of electric current shall never exceed Tenant's share of the capacity of the feeders to the Project or the risers or wiring installation. Tenant shall not install or use or permit the installation or use in the Premises of any computer or electronic data processing or ancillary equipment or any other electrical apparatus designed to operate on electrical current in excess of 110 volts and 5 amps per machine, without the prior written consent of Landlord. If Tenant shall require electrical current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of Landlord to the use thereof and Landlord may cause a meter to be installed in the Premises, or Landlord shall have the right to cause a reputable independent electrical-engineering or consulting firm to survey and determine the value of the electric service furnished for such excess electric current. The cost of any such survey or meters shall be paid by Tenant. Tenant agrees to pay to Landlord, promptly upon demand therefor, all costs of such electrical current consumed as well as an additional use charge calculated as a percentage of electrical current used as shown by said meters or by said survey at the rates charged for such services to the Project by the municipality or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the electric current so consumed:

               (d) furnish hot and cold water for drinking, lavatory and office kitchen (if any) purposes only, but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and lavatory purposes (of which Landlord shall be the sole judge), Landlord may reasonably estimate such excess and Tenant shall pay therefor. Landlord may also install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Landlord for the cost of the meter and the cost of the installation thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense, in default of which Landlord may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant as additional rent hereunder. Tenant agrees to pay for water consumed, as shown in said meter, as and when bills are rendered and on default in making such payment Landlord may pay such charges and collect the same from Tenant; and

               (e) provide janitorial service on weekdays (except for holidays) in the manner customary for comparable office buildings; provided, however, if the Premises or the use thereof varies significantly from normal office facilities Tenant shall reimburse Landlord for any excess costs attributable to such other use. Such services shall not materially diminish from those in effect as of the Commencement Date.

        12.2 Tenant's Extra Services. If Tenant shall require the services described in this Article 12 beyond the services described herein as standard, such services shall be provided by Landlord, at Landlord's option and at Tenant's sole expense.

        12.3 Landlord's Liability. Landlord reserves the right to stop service of the elevator, plumbing, heating, ventilating, air conditioning and electricity or other mechanical systems, or cleaning services, when necessary, by reason of accident or emergency or for inspection, repairs, alterations, or construction in the Premises or the Project which in the judgment of the Landlord are desirable or necessary to be made, until same shall have been completed, and, except for its active negligence or wilful misconduct, shall have no responsibility or liability for failure to supply any of such services in such instance. Interruption or curtailment of any services (including variations in electrical power from the utility) shall not constitute a constructive or partial eviction or entitle Tenant to any abatement of Rent or any compensation, including, but not limited to, compensation for annoyance, inconvenience or injury to business. If, as a result of any governmental rule or regulation, Landlord imposes a curtailment of services or equipment in the Project or the Premises, Tenant shall comply therewith and shall be liable to Landlord for any surcharge imposed for any violation by Tenant.

                                   ARTICLE 13

                            LANDLORD'S EIGHT OF ENTRY

        Landlord and Landlord's agents shall have the right to enter the Premises at all times, to examine the same and subject to the terms and conditions of this Lease, to make such repairs or alterations as Landlord may deem necessary or desirable, including, without limitation, the use and maintenance of pipes and conduits in and through the Premises, and Landlord and its agents shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and subject to the provisions of Article 10, the Base Annual Rent reserved shall in no wise abate while said repairs, alterations, decorations, additions or improvements are being made, by reason of inconvenience, annoyance or injury to the business of Tenant because of the prosecution of any such work, or otherwise. Landlord and Landlord's agents are expressly granted permission to show the Premises at any reasonable time to prospective tenants, mortgagees, purchasers, lessees of the Project and other persons with a business interest therein. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord and its agents may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of Rent or other compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the Premises, and such entry is , in Landlord's judgment necessary for emergency reasons Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations, terms, covenants, conditions, provisions or agreements of this Lease. Except for entry required in connection with an emergency, Landlord shall not enter the Premises except upon 48 hours prior written notice and accompanied by an employee of Tenant. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Project or any part thereof, other than as otherwise provided in this Lease.

                                   ARTICLE 14

                        TENANT'S AND LANDLORD'S INSURANCE

        14.1 Tenant's Insurance.

        Tenant shall carry at its expense and maintain in force during the Term the following insurance:

               (a) Comprehensive General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability with a limit of not less than One Million Dollars ($1,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence"; such insurance shall cover Tenant's indemnity obligations hereunder and may be furnished under a "primary" policy and an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

               (b) Such other insurance as may be required by Landlord in connection with the Premises or Tenant's activities in the Project, provided such other insurance is being required by institutional owners of similar office buildings in the San Francisco-San Jose metropolitan area.

        14.2 Landlord's Insurance.

               (a) Landlord shall during the entire Term, maintain fire and extended coverage insurance on the Building and a standard policy of rent interuption insurance in an amount equal to the full replacement cost of the Building and with deductibles in such amounts as Landlord may accept; provided, however, so long as Metropolitan Life Insurance Company, or any other property, casualty or life insurance company having assets of $500,000,000.00, ( a "Permitted Self Insurer") is the owner of the Building, it shall have the right to self-insure against any and all perils and/or liabilities against which it would otherwise be required to insure and it shall also have the right to effect any such insurance by means of so called "blanket" or "umbrella" policies of insurance. Any such insurance shall be maintained at the expense of Landlord (the cost to Landlord being included as a part of the Operating Costs), and payments for losses thereunder shall be made solely to Landlord and the mortgagees of Landlord as their interest shall appear. If a Permitted Self Insurer elects to self-insure against certain perils and/or liabilities against which it would otherwise be required to maintain a policy or policies of insurance, then for purposes of this Lease it shall be deemed to hold insurance against such perils and/or liabilities in not less than the minimum amount of insurance which Landlord is otherwise required to maintain under the terms of this Lease, with a deductible of $500,000.00.

               (b) Comprehensive General Liability Insurance with a Broad Form Liability Endorsement (including protective liability coverage on operations of independent contractors engaged in construction and also blanket contractual liability insurance) on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability with a limit of not less than One Million Dollars ($1,000,000) in the event of "personal injury" to any number of persons or of damages to property arising out of any one "occurrence".

        14.3 General Requirements.

               14.3.1 All such insurance shall name Landlord, any beneficiary under a deed of trust, mortgagee and/or ground or underlying lessor as additional insureds and shall provide that Landlord and any additional insureds shall receive thirty (30) days written notice from the insurer prior to any cancellation or change of coverage, and shall contain a cross liability or severability clause.

               14.3.2 All insurance required to be carried by Tenant hereunder shall be written only as primary insurance and non-contributing and shall be effected with only such companies as Landlord shall approve, but in any event not with any company of less repute than those having a general policy rating of A and a financial rating of XV as rated in the most current available "Best's Insurance Reports." In the event "Best's Insurance Reports" is not currently published, such minimum standard shall be that published by any other nationally recognized publisher of such information. Landlord's approval shall be deemed to have been given unless Landlord in writing disapproves such company not later than one month after submission of a policy or certificate to Landlord. Any insurance carried by Landlord shall not be contributory.

               14.3.3 Tenant shall deliver the policies of insurance required hereunder or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

               14.3.4 In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates within the time periods required hereunder, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor. Nothing contained in this Article 14 shall be construed as a limitation of Tenant's liability hereunder.

        14.4 waiver of Subrogation.

               14.4.1 Notwithstanding the provisions of this Article 14 or any other Article in this Lease, Landlord waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, or the Project, or any part thereof, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not such damage or destruction shall have been caused by the negligence of Tenant, its agents, employees, contractors, visitors or licensees, but only to the extent that Landlord's insurance policies then in force permit such waiver. Tenant waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of any property of Tenant, from causes then included under standard fire and extended coverage insurance policies or endorsements, whether or not caused by the negligence of Landlord, its agents, employees, contractors, visitors or licensees, but only to the extent that Tenants insurance policies then in force permit such waiver. Landlord and Tenant represent that their present insurance policies now in force permit such waiver.

               14.4.2 If at any time during the Term either party shall give no less than five (5) days prior notice to the other certifying that any insurance carrier which has issued any such policy covering any of the property above mentioned has refused to consent to the aforesaid waiver of subrogation, or if such carrier will consent to such waiver only upon the payment of an additional premium (and such additional premium is not paid by the other party hereto), or such carrier revokes a consent previously given or cancels or threatens to cancel any policy previously issued and then in force and effect because of such waiver of subrogation, then, in any of such events, the waiver in this Article 14 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such policy; provided, however, that if at any time thereafter such consent shall be obtained therefor without an additional premium from any existing or substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

                                   ARTICLE 15

                            INSOLVENCY OR BANKRUPTCY

        15.1 Insolvency or Bankruptcy.

               15.1.1 In addition to the occurrences set forth in Section 16.1 hereinafter, the following events shall constitute a default under this Lease:
(i) Tenant admits in writing its inability to pay its debts as they mature; (ii) Tenant makes an assignment for the benefit of creditors or takes any other similar action for the protection or benefit of creditors; (iii) Tenant gives notice to any governmental body of insolvency or pending insolvency, or suspension or pending suspension-of operations; (iv) Tenant files a voluntary petition in bankruptcy or has an involuntary petition filed against him, her or it; (v) Tenant files any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy statute, regulation or law; (vi) a court of competent jurisdiction enters an order, judgment or decree approving a petition filed against Tenant seeking any relief described in the preceding subparagraph (v) and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of thirty (30) days from the date of entry thereof; (vii) a trustee, receiver, conservator or liquidator of Tenant or of all or any substantial part of its Property or its interest in the Premises is employed or appointed and such receivership remains undissolved for thirty (30) days; or (viii) this Lease or any estate of Tenant hereunder is levied upon under any writ of attachment or execution, and such writ shall remain unvacated and unstayed for thirty (30) days.

               15.1.2 Upon the filing of a petition by or against Tenant under the United States Bankruptcy Code, Tenant, as debtor in possession, and any trustee who may be appointed agree to:

                      (a) Perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court;

                      (b) Pay Rent in the manner and at the time provided hereunder as reasonable compensation for use and occupancy of the Premises;

                      (c) Reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter;

                      (d) Give Landlord at least forty-five (45) days prior written notice of any abandonment of the Premises; any such abandonment to be deemed a rejection of this Lease; and

                      (e) Do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

Tenant, as debtor in possession, and any such trustee shall be deemed to have rejected this Lease in the event of the failure to comply with any of the above requirements and to have consented to the entry of an order by an appropriate Bankruptcy Court providing all of the above, waiving all rights to notice of the entry of such order.

        15.2 Measure of Damages. In the event of the termination of this Lease pursuant to Section 15.1, Landlord shall be entitled to the same rights and remedies as those set forth in Sections 16.3 and 16.5 and in Article 18 of this Lease.

        15.3 Provision of Services and Assumption of Lease. In the event of the occurrence of any of those events specified in

Section 15.1, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by law, (a) Landlord shall not be obligated to provide Tenant with any of the services specified in Article 12, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's estimate of the compensation required with respect to such services shall control, and (b) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively called the "Assuming Tenant") shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant (i) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (ii) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and (iii) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding and "adequate assurance" of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding, it being covenanted and agreed by Landlord and Tenant that the foregoing provision is a material part of the consideration for this Lease.

                                   ARTICLE 16

                                DEFAULT/REMEDIES

        16.1 Events of Default. At Landlord's option, it shall be deemed a breach of this Lease if;

               (a) Tenant defaults in the making of any payments of money pursuant to this Lease when due and shall fail, for a period of three (3) days after written notice from Landlord specifying such default, to cure said default. Any such notice shall, in the sole discretion of Landlord, constitute notice of unlawful detainer pursuant to California Code of Civil Procedure section 1161; or

               (b) omitted; or

               (c) Tenant shall default in the performance of any obligation required to be performed by Tenant under this Lease (other than the matters specified in subsections (a), (b), (d), (e) and (f) of this Section 16.1) and shall fail, for a period of ten

(10) days after written notice from Landlord specifying such default, to cure said default (which cure shall include compensation for any damages suffered and costs incurred, including attorneys' fees, by Landlord due to such default and prior to such cure), unless such default cannot be cured within said ten (10) days, in which case, it shall be deemed a breach of this Lease if Tenant either
(i) fails to commence to cure the applicable default within such ten (10) day period, (ii) fails to thereafter use due diligence to cure the applicable default within such period of time as may be reasonably necessary, or (iii) fails to cure the applicable default within sixty (60) days following written notice from Landlord specifying such default. Any such notice shall, in the sole discretion of Landlord, constitute notice of unlawful detainer pursuant to California Code of Civil Procedure section 1161; or

               (d) omitted; or

               (e) Any execution or attachment shall be issued against Tenant or any of Tenant's property which has a material adverse affect on Tenant's creditworthiness and which is not released or bonded, to the sole satisfaction of Landlord, within thirty (30) days following the levying of such execution or attachment; or

        16.2 Termination of the Right to Possession. In the event that Landlord elects, pursuant to Section 16.1, to declare a breach of this Lease, then Landlord shall have the right to give Tenant three (3) days' notice of its intention to terminate this Lease and Tenant's right to possession of the Premises and thereupon, at the expiration of said three (3) day period (or the expiration of the periods described in Sections 16.1(a) and (c) above if Landlord elects that the notice given pursuant thereto shall constitute notice of unlawful detainer pursuant to California Code of Civil Procedure section
1161), the Term of this Lease shall expire as fully and completely as if that day were the day herein definitely fixed for the expiration of the Term hereof and Tenant shall then vacate and deliver possession of the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. If Tenant fails to so vacate and deliver the Premises as aforesaid, Landlord shall have the right, subject to applicable law, without notice, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise, and remove their effects and regain possession of the Premises (but Landlord shall not be obligated to effect such removal) and Tenant hereby waives service of notice of intention to re-enter or to institute legal proceedings to that end.

        16.3 Rights Upon Termination. In the event of termination of this Lease or termination of Tenant's right to possession (as a result of Tenant's breach of this Lease or pursuant to Article 15) , Landlord shall have:

               (a) The right to remove any and all persons and property from the Premises, in accordance with applicable law, but Landlord shall not be obligated to effect such removal. Said property may, at Landlord's option, be stored or otherwise dealt with as provided within this Lease or as applicable law may then provide or permit, including, but not limited to, the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

               (b) The rights and remedies provided by California civil code
Section 1951.2 to recover from Tenant upon termination of the Lease:

                      (i) the worth at the time of award of the unpaid Rent and other charges which had been earned at the time of termination;

                      (ii) the worth at the time of award of the amount by which the unpaid Rent and other charges which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                      (iii) subject to Subdivision (c) of the California Civil Code Section 1951.2, the worth at the time of award of the amount by which the unpaid Rent and other charges for the balance of the Term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; and

                      (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The "worth" at the time of award of the amounts referred to in clauses (i) and (ii) of this Section 16.3(b) shall be computed by allowing interest at the Default Rate. The worth at the time of the award of the amount referred to in clause (iii) of this Section 16.3(b) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

               (c) The rights and remedies provided by California Civil Code
Section 1951.4, which allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover Rent and additional charges as they become due, for as long as Landlord does not terminate Tenant's right to possession;

               (d) The right to enforce, to the extent permitted by the laws of the state of California then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

        16.4 Continuance of Lease. In the event of any breach of this Lease by Tenant (and regardless of whether or not Tenant has abandoned the Premises), this Lease shall not terminate unless Landlord, at Landlord's option, elects at any time when Tenant is in breach of this Lease to terminate Tenant's right to possession as provided in Section 16.2 of this Article 16 or, at Landlord's further option, by the giving of any notice (including, but not limited to, any notice preliminary or prerequisite to the bringing of legal proceedings in unlawful detainer) terminates Tenant's right to possession. For so long as this Lease continues in effect, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover all Rent as it becomes due hereunder. For the purpose of this Section 16.4, the following shall not constitute termination of Tenant's right to possession: (i) acts of maintenance or preservation or efforts to relet the Premises, or (ii) the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease.

        16.5 Other Remedies. In the event of a breach or threatened breach by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, Landlord shall additionally have the right of injunction and Tenant agrees to pay the premium for any bond required in connection with such injunction. Provision in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity.

        16.6 Waiver of Rights of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the terms, covenants, conditions, provisions or agreements of this Lease, or otherwise.

                                   ARTICLE 17

                          LANDLORD'S RIGHT TO PERFORM

        If Tenant shall default in the performance of any obligation on Tenant's part to be performed under this Lease, after applicable notice and cure periods, if any are provided for under this Lease, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money or do any act which will require the payment of any sum of money (including, but not limited to, employment of attorneys or incurring of costs) by reason of the failure of Tenant to comply with any term, covenant, condition, provision or agreement hereof, the sum or sums so paid or incurred by Landlord with interest at the Default Rate shall be due from Tenant to Landlord promptly upon demand by Landlord, as additional rent.

                                   ARTICLE 18

                                  END OF TERM

        18.1 Condition of Premises. Upon the expiration or other termination of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in as good order, condition and repair as it now is or may hereafter be placed, ordinary wear excepted. Tenant shall remove all property of Tenant, as directed by Landlord. In addition, at Landlord's option, Landlord may require Tenant to remove any improvements installed after the commencement Date on Tenant's behalf in the Premises. If Tenant shall remove any such property or improvements permitted or required to be removed from the Premises, Tenant shall repair or, at Landlord's option, shall pay to Landlord the cost of repairing, any damage arising from such removal. Any property left on the Premises at the expiration or other termination of this Lease, or after the happening of any of the events of default set forth in Article 16, may, at the option of Landlord, either be deemed abandoned or be placed in storage at a public warehouse in the name of and for the account of and at expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of the Lease and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto.

        18.2 Holding Over. If Tenant holds over after the Term such tenancy shall be from month to month only and shall not be a renewal hereof, and Tenant shall pay as Monthly Installments (a) during the first thirty (30) days of such holdover an amount agreed to be one and one-half (1 1/2) the Monthly Installment of the last month of the Term and all the other charges at one and one-half (1 1/2) times the rate as herein provided and (b) during the next sixty (60) days, an amount agreed to be two (2) times the Monthly Installment of the last month of the Term and all the other charges at two (2) times the rate as herein provided. Tenant shall also comply with all of the terms, covenants, conditions, provisions and agreements of this Lease for the time during which Tenant holds over. If, without the express written consent of Landlord, Tenant shall fail to vacate the Premises within ninety (90) days of the expiration of the Term or sooner termination of this Lease for any cause or after Tenant's right to occupy the Premises ceases, thereafter, and notwithstanding anything to the contrary contained elsewhere in this Lease, Tenant shall be liable to Landlord for the use and occupancy of the Premises in an amount agreed to be three (3) times the Monthly Installment of the last month of the Term for each month Tenant holds over, and three (3) times all the other charges as provided in this Lease for the last month of the Term. If the Premises are not surrendered at the end of the Term or of a permitted hold over period, Tenant shall be additionally responsible to Landlord for all damage (including but not limited to the loss of Rent) which Landlord shall suffer by reason thereof, and Tenant hereby indemnifies Landlord against all claims made by any succeeding tenant against Landlord, resulting from delay by Landlord in delivering possession of the Premises to such succeeding Tenant. Tenant's obligation to observe or perform all of the terms, covenants, conditions, provisions and agreements of this Article shall survive termination of this Lease.

        18.3 Conditions of Termination. In the event that this Lease terminates for any reason prior to the Expiration Date (including but not limited to termination by Landlord), such termination will terminate any and all agreements for the extension of this Lease (whether expressed in an option, exercised or not, or in a collateral document or otherwise). Any right herein contained on the part of Landlord to terminate this Lease shall continue during any extension hereof. Any option on the part of Tenant herein contained for an extension hereof shall not be deemed to give Tenant any option for a further extension beyond the first extended term. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing signed by Landlord. No employee of Landlord or Landlord's agents shall have any power to accept the keys to the Premises prior to the termination of this Lease.

                                   ARTICLE 19

                                QUIET POSSESSION

        Landlord covenants and agrees with Tenant that upon Tenant's paying Base Annual Rent and all other charges and observing and performing all the terms, covenants, conditions, provisions and agreements of this Lease on Tenant's part to be observed or performed, Tenant shall have quiet possession of the Premises for the Term, subject, however, to the terms of this Lease and of any ground leases, underlying leases, mortgages and deeds of trust affecting all or any portion of the Project or any of the areas used in connection with the operation of the Project.

                                   ARTICLE 20

                              ALES AND REGULATIONS

        Tenant and Tenant's agents, employees, contractors, visitors and licensees shall observe faithfully and comply strictly with the Rules and Regulations attached hereto as Exhibit C and made a part hereof, and such other and further reasonable Rules and Regulations as Landlord or Landlord's agents may from time to time adopt, subject to Section 1.2.2. Any addition or change in the Rules and Regulations shall become effective within thirty (30) days after notice thereof given by Landlord. Landlord shall not be liable to Tenant or any other party for violation of any said Rules and Regulations, or the breach of any term, covenant, condition, provision or agreement in any lease, by any other tenant or other party in the Project. Subject to Section 1.2.2, the failure of Landlord to enforce any of the Rules and Regulations attached to this Lease, or hereafter adopted, against Tenant or any other tenant in the Project shall not be deemed a waiver of any such Rule and Regulation.

                                   ARTICLE 21

                          LANDLORD'S DEFAULT/LIABILITY

        21.1 Notice/Right to Cure. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after written notice by Tenant to Landlord specifying the nature of Landlord's failure to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter shall diligently prosecute the same to completion. All rights to cure provided to Landlord under this Section 21.1 shall also be accorded to any mortgagee, ground lessor or beneficiary under a deed of trust encumbering the Project.

        21.2 Force Majeure. This Lease and the obligation of Tenant to keep, observe and perform all of the terms, covenants, conditions, provisions and agreements of this Lease on the part of Tenant to be kept, observed or performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease, or is delayed or curtailed in any way from doing so, by reason of any cause beyond Landlord's reasonable control, including, but not limited to, acts of God, strike or labor troubles, fuel or energy shortages, governmental preemption or curtailment in connection with a national emergency or in connection with any rule, order, guideline or regulation of any department or governmental agency or by reason of the conditions of supply and demand which have been or are affected by a war or other emergency. Any such prevention, delay or curtailment shall be deemed excused and Landlord shall not be subject to any liability resulting therefrom. Tenant waives and releases its right to terminate this Lease under Section 1932(1) of the California Civil Code or under any similar law or statute now or hereafter in effect.

        21.3 Limitation of Landlord's Liability. Tenant agrees to look only to the equity of Landlord in the Project and not to Landlord personally with respect to any obligations or payments due or which may become due from Landlord hereunder, and no other property or assets of Landlord or any partner, joint venturer, officer, director, shareholder, agent, or employee of Landlord, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's claims under or with respect to this Lease, and no partner, officer, director, agent or employee of Landlord shall be personally liable in any manner or to any extent under or in connection with this Lease. If at any time the holder of Landlord's interests hereunder is a partnership or joint venture, a deficit in the capital account of any partner or joint venturer shall not be considered an asset of such partnership or joint venture.

        21.4 Sale by Landlord. In the event of a sale or conveyance of Landlord's interest in the Project, Landlord shall thereafter be released from any further liability for any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant; and Tenant agrees thereafter to look solely to the successor in interest of Landlord for the performance of any of Landlord's obligations hereunder. This Lease and Tenant's rights hereunder shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferror.

                                   ARTICLE 22

                                    NOTICES

        Except as otherwise in this Lease provided, a bill, statement, consent, notice or communication which Landlord may desire or be required to give to Tenant shall be deemed sufficiently given or rendered if in writing, dispatched by private air courier, or mailed by registered, certified or express United States mail addressed to Tenant at the address set forth in Paragraph K of the Summary of Lease Terms. The time of the rendition of such bill or statement and of the giving of such consent, notice or communication shall be deemed to be: one hundred twenty (120) hours after the time when the same is mailed (if the notice is mailed via the United States Postal Service), twenty-four (24) hours after the time when the same is dispatched by private air courier (if the notice is so dispatched), as herein provided. Any notice, request, demand or communication by Tenant to Landlord must be in writing and sent by registered, certified or express United States mail (postage fully prepaid), addressed to Landlord, at the address set forth in Paragraph K of the Summary of Lease Terms or at such other address as Landlord shall designate by notice given as herein provided, and the time of the giving of such notice, request, demand or communication shall be deemed to be one hundred twenty (120) hours after the time when the same is mailed. If Tenant is notified of the identity and address of Landlord's mortgagee or beneficiary under a deed or trust, or ground or underlying lessor, Tenant shall give such party notice of any default by Landlord hereunder by registered, certified or express United States mail and such party shall have a reasonable opportunity to cure such default before Tenant's exercising any remedy available to it.

                                   ARTICLE 23

                                SECURITY DEPOSIT

        Tenant has deposited with Landlord the sum specified in Paragraph M of the Summary of Lease Terms (the "Security Deposit") as security for the faithful performance and observance by Tenant of all of the terms, covenants, conditions, provisions and agreements of this Lease. Tenant shall not be entitled to interest on the security Deposit and Landlord shall not be obligated to hold the Security Deposit as a separate fund, but may commingle it with other funds. In the event Tenant defaults in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease, including, but not limited to, the payment of Rent or other sums due hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants, conditions, provisions or agreements of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Tenant, on demand by Landlord, will forthwith replenish the Security Deposit or any portion thereof so used or applied by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions, provisions and agreements of this Lease, the Security Deposit, without interest, shall be returned to Tenant promptly after the Expiration Date, but only after delivery of possession of the entire Premises to Landlord. In the event of a sale of Project or leasing of the Project, or the sale of such leasehold, or any part thereof incorporating the Premises, Landlord shall have the right to transfer the Security Deposit to the transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and in the event of the transfer of the Security Deposit, Tenant shall look solely to the new landlord for the return thereof; and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Security Deposit and neither Landlord nor its successors or assigns shall be bound to any such assignment, encumbrance nor by any purported transfer thereof by operation of law. In the event of the termination of any ground lease or foreclosure of any fee or leasehold mortgage or deed of trust (or conveyance in lieu thereof) now or hereafter affecting the real property of which the Premises forms a part, Tenant shall look to the new landlord for the return of the Security Deposit only if said security deposit is actually transferred to such new landlord.

                                   ARTICLE 24

                                   BROKERAGE

        Tenant represents and warrants to Landlord that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for the brokers identified in the Lease Summary which are the only brokers engaged by Landlord. Landlord shall be responsible for the payment of the commission or fee, if any, owed to the brokers specified in the Summary of Lease Terms. Tenant shall pay the commission or fee of any other broker, agent or finder acting for Tenant or claiming any commissions or fee on the basis of contracts or dealings with Tenant and not disclosed herein by Tenant, and Tenant hereby indemnifies and agrees to protect, defend and hold Landlord harmless from and against any claims made by any such broker, agent or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorneys' fees.

                                   ARTICLE 25

                                 MISCELLANEOUS

        25.1 Captions and construction. The marginal notes and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor do they in any way affect this Lease. The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant. All of the terms, conditions, provisions and agreements of the Lease shall be deemed to be covenants as well as conditions.

        25.2 Definitions. The term "Landlord" as used in this Lease means only the owner or mortgagee in possession or grantee in possession under a deed of trust, or the owner of a lease of the Project (or part thereof in which the Premises is situated) for the time being. The words "re-enter" and "re-entry" as used in this Lease are not restricted to their technical legal meaning.

        25.3 Successors and Assigns. The covenants contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors, and, except as otherwise provided in this Lease, their assigns.

        25.4 Landlords Approval. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such items for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Project and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

        25.5 Joint and Several Liability. If a partnership or more than one legal person at any time constitutes Tenant, (1) each partner and each legal person is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed or performed by Tenant, and (2) the term "Tenant" as used in this Lease shall mean and include each such partner or legal person jointly and severally and the act of or notice from or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, including but not limited to any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

        25.6 Governing Law. This Lease shall be governed by and construed in accordance with California law.

        25.7 Severability. In the event any term, covenant, condition, provision or agreement herein contained is held to be invalid or void by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or agreement shall in no way affect any other term, covenant, condition, provision or agreement herein contained, unless the elimination of such term materially affects the fundamental rights and benefits of either party to this Lease.

        25.8 Security Systems. Landlord shall not be obligated to provide or maintain any security patrol or security system above and beyond that which is being provided by Landlord as of the date of this Lease. However, if Landlord elects to provide such additional patrol or system, the cost thereof shall be included in Operating Costs as defined in Section 3.4.1. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.

        25.9 Time of the Essence. Time is of the essence with respect to the performance of each and every provision of this Lease to be performed by Tenant and Landlord.

        25.10 Recordation. Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall give Landlord the right to declare a breach of this Lease and pursue the remedies provided herein. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.

        25.11 Change of Name. If the name of Tenant or any successor or assign shall be changed during the term of this Lease, such party shall promptly notify Landlord thereof, which notice shall be accompanied by a certified copy of the document effecting such change of name.

        25.12 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than twenty (20) days' prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which such estoppel certificate has been requested by Landlord or any current or prospective purchaser, mortgagee (or beneficiary under a deed of trust), ground lessor or underlying lessor, including without limitation (a) that this Lease is unmodified and in full force and effect (or, if modified, adequately identifying such modification and certifying that this Lease, as so modified, is in full force and effect) and (b) the dates to which the Base Annual Rent, additional payments and other charges are paid, (c) whether or not there is any default by Landlord or Tenant in the performance of any term, covenant, condition, provision or agreement contained in this Lease and (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed under this Lease and, if there are, specifying each such default, setoff, defense or counterclaim. Any such statement may be conclusively relied upon by any prospective purchaser or lessee, encumbrancer or ground lessor of the Premises or of all or any portion of the Project. Tenant's failure to deliver such statement within such time shall be deemed a material default by Tenant under the Lease.

        25.13 Tenant's Authority. If Tenant signs as a corporation or partnership, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly organized and existing entity, that Tenant has and is qualified to do business in California, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence satisfactory to Landlord confirming the foregoing covenants and warranties.

        25.14 attorneys' Fees. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the basis of the dispute shall be settled by judicial proceedings and the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and attorneys' fees.

        25.15 Waiver Of Trial By Jury. The respective parties hereto hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise. The parties hereto agree that the venue of any such action, proceeding or counter-claim shall be the county in which the Project is located.

        25.16 No Waiver. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any term, covenant, condition, provision or agreement of this Lease, or any of the Rules and Regulations attached to this Lease or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of any original violation. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. The acceptance by Landlord of Rent with knowledge of the breach of any term, covenant, condition, provision or agreement of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Installment shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

        25.17 Modifications in Writing. Any agreement hereafter made shall be ineffective to change, modify, waive or discharge any provision of this Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver or discharge is sought.

        25.18 Complete Agreement. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all prior negotiations, arrangements, correspondence, communications, brochures, agreements and understandings, if any, whether oral or written, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is based solely upon the terms of this Lease.

        25.19 Survival. The obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless, including, without limitation, the obligations set forth in Articles 9 and 24, shall survive the expiration or sooner termination of this Lease.

        25.20 Binding Effect. Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease, or a reservation of or option for a lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

        25.21 Exhibits and Riders. This Lease consists of pages 1 through 49 , inclusive, together with a Summary of Lease Terms, Exhibits A through G and Riders One, Two and Three, all of which are made a part hereof as though fully set forth herein.

        IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease on the day and year first above written.

LANDLORD:                                   TENANT:


METROPOLITAN LIFE INSURANCE COMPANY         FEDERAL INSURANCE COMPANY
a New York corporation,                     an Indiana corporation




BY [SIGNATURE ILLEGIBLE]                    BY [SIGNATURE ILLEGIBLE]


Its ASSISTANT VICE PRESIDENT                Its VICE PRESIDENT

                                     [MAP]

                                     [MAP]

                            METRO PLAZA OFFICE LEASE

                                   EXHIBIT B

                     WORK LETTER AND CONSTRUCTION AGREEMENT
                                  (Allowance)


        This agreement supplements the Lease dated November 18, 1992 executed concurrently herewith by METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, as Landlord, and FEDERAL INSURANCE COMPANY, an Indiana corporation, as Tenant.

        1. Tenant shall devote such time as may be necessary to enable Landlord to complete the final layout plans and specifications for the Premises ("Construction Drawings") and obtain by November 1, 1992: a) Tenant's written approval, and approval by appropriate government authorities of the Construction Drawings, and b) approval by Tenant of the cost thereof. The Construction Drawings shall include among other things, the location of all partitions, doors, light fixtures, electrical outlets, telephone outlets and other standard or special installations required by Tenant, as well as wall finishes and floor coverings. The Construction Drawings, as they may be modified as provided herein, shall be prepared by Landlord in accordance with the design specified by Tenant and reasonably approved by Landlord. Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Improvements. All real property improvements to be constructed by Landlord as shown on the Construction Drawings, standard or special, shall be defined as "Tenant Improvements."

        2 Landlord shall complete the construction of the Tenant Improvements in a good and workmanlike manner up to a maximum cost to Landlord of Seven Hundred Eighty Eight Thousand Five Hundred Fifteen Dollars ($788,515) (Landlord's Maximum Contribution).

        The cost of the Tenant Improvements ("Tenant Improvement Costs") to be paid by Landlord from said allowance shall include:

               (a) The costs of preliminary space planning (including one revision) and final architectural and engineering plans and specifications (Construction Drawings) for the Tenant Improvements, and engineering costs associated with completion of the State of California energy utilization calculations under Title 24 legislation;

               (b) All costs of obtaining building permits and other necessary authorizations from the City of San Jose and State of California;

               (c) All costs of interior design and finish schedule plans and specifications including as-built drawings;

               (d) All direct and indirect costs of procuring and installing Tenant Improvements in the premises, including the construction fee for overhead and profit but not to exceed five (5) percent of the cost of the work and the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's contractor in connection with construction of the Tenant Improvements;

               (e) All fees payable to Landlord's architectural and engineering firm if it is required by Tenant to redesign any portion of the Tenant Improvements following Tenant's approval of the Construction Drawings;

               (f) All costs of Tenant's architect for space planning, interior design, construction observation and project management not to exceed a total of eighty four thousand five hundred dollars ( $84,500); and .

               (g) If and to the extent available after payment of all items set forth in (a) through (f) above, an amount not to exceed Sixteen thousand Eight hundred Ninety-seven dollars ($16,897) for Tenant's moving expenses.

In no event shall the Tenant Improvement Costs include any costs of procuring or installing in the Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment or other personal property ("Personal Property") to be used in the Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant.

        3. Promptly upon completion of the Construction Drawings (including revisions), Landlord shall notify Tenant in writing of the costs to Tenant for quantities in excess of Landlord's Maximum Contribution. Tenant shall, by signing the Construction Drawings within the time set forth in Paragraph 1 above, give Landlord authorization to complete the Tenant Improvements in accordance with such Construction Drawings and plans, and accompany said authorization with a check made out to Landlord in the amount of the authorized excess cost of the Tenant Improvements over Landlord's Maximum Contribution. Tenant may in such authorization delete any or all of such items of extra costs. If such written authorization and check are not received by Landlord, Landlord shall not be obligated to commence work on the Premises, and Tenant shall be chargeable with any delay in the completion of the Premises.

        4. If Tenant shall request any change, addition or alteration in the approved Construction Drawings, Landlord shall promptly give Tenant a written estimate of (a) the cost of engineering and design services to prepare a change order (the "Change Order") in accordance with such request, (b) the cost of work to be performed pursuant to such Change Order, and (c) the time delay expected because of such requested Change Order. Within three (3) business days following Tenant's receipt of the foregoing written estimate, Tenant shall notify Landlord in writing whether it approves such written estimate. If Tenant approves such written estimate and if such cost is in excess of Landlord's Maximum Contribution, Tenant shall accompany such approval with a good check made payable by Landlord in the amount of the estimated cost of preparing the Change order and performing the work thereto, and the foregoing shall constitute Landlord's authorization to proceed. If such written authorization, and check if required, are not received by Landlord within such three (3) business day period, Landlord shall not be obligated to prepare the Change Order or perform any work in connection therewith. Upon completion of the work of the Change order and submission of the final cost thereof by Landlord to Tenant, Tenant shall promptly pay to Landlord any such additional amounts in excess of Landlord's Maximum Contribution.

        5. If the completion of the Tenant Improvements in the Premises is delayed so that the Commencement Date occurs after April 1, 1993, (i) at the request of Tenant, (ii) by Tenant's failure to comply with the foregoing provisions, (iii) by changes in the work ordered by Tenant or by extra work ordered by Tenant, or (iv) because Tenant chooses to have additional work performed by Landlord, then Tenant shall be responsible for all costs and any expenses occasioned by such delay including, without limitation, any costs and. expenses attributable to increases in labor or materials; and there shall be no delay in the commencement of Tenant's obligation to pay Rent because of Landlord's failure to complete the Tenant Improvements on time.

        6. Tenant may, with Landlord's written consent which will not be unreasonably withheld, enter the Premises prior to the Commencement Date solely for the purpose of installing Tenant's Personal Property and equipment as long as such entry will not interfere with the orderly construction and completion of the Premises. Such entry for such limited purpose shall not be deemed an acceptance of the Premises and Tenant shall not be required to commence payment of Rent prior to the Commencement Date. Tenant shall notify Landlord of its desired time(s) of entry and shall submit for Landlord's approval the scope of the work to be

                                   EXHIBIT B

                                  LEASED SPACE

                                     [MAP]

                                     [MAP]

                            METRO PLAZA OFFICE LEASE

                                   EXHIBIT D

                           CONFIRMATION OF LEASE TERM


        THIS MEMORANDUM is made on_______ , 19_, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Landlord"), and __________________, a __________________ ("Tenant"), who entered into a lease dated for reference purposes as of _______ 19_, covering certain premises located at Metro Plaza, San Jose, California, which premises are commonly known as ______________ Metro Drive, Suite___________ , San Jose, California. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

        1. The parties to this Memorandum hereby agree that the date of ____________, 19___ is the "Commencement Date" of the Term.

        2. Tenant hereby confirms the following:

               (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

               (b) That the improvements required to be furnished according to the Lease by Landlord have been Substantially Completed;

               (c) That Landlord has fulfilled all of its duties of an inducement nature;

               (d) That the Lease has not been modified, altered or amended, except as follows:


------------------------------------------------------

------------------------------------------------------

------------------------------------------------------

------------------------------------------------------


        (e) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease Terms;

               (f) That the total cost of the Tenant Improvements was $___________. Landlord contributed $___________ to such improvements which sum has been paid; and

               (g) That the Lease is in full force and effect.

        3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective heirs, successors, and assigns subject to the restrictions upon assignment and subletting contained in the Lease.

LANDLORD:                                   TENANT:

[INSERT SIGNATURE BLOCK]

                            METRO PLAZA OFFICE LEASE

                                   EXHIBIT E

                              PROJECT DESCRIPTION


        The three (3) building complex, including connecting arcades, with an associated parking structure and the common Areas, currently known as Metro Plaza and located on Metro Drive between North First Street and Technology Drive in San Jose, California, which location is more particularly described as follows:

        All of Parcel 5 as shown upon that certain map entitled "Parcel Map Being Parcel 'A' of parcel map 389 M 56," which map was filed for record in the office of the recorder of the County of Santa Clara, State of California, on December 29, 1977 in Book 410 of Maps, Page 17.

Assessor's Parcel Number: 230-29-084.

                                   EXHIBIT F

                                    SIGNAGE

You will be provided for completion a form for your building signage. An artwork sample of the building standard will be provided to you. Building standard type set cost is as follows:

1. Tenant Suite Signage       $846.00 per sign (incl. cost for
                              13 letters)
                              $ 10.00 per additional
                              letter

   (Office Tenant Only)       Maximum 14 letters per line
                              Maximum 3 lines per sign

2. Elevator Lobby
   Floor Directory Signage:   $194.00 per strip*
   (Office Tenants Only)      Maximum 45 letters per line

   *Cost to be adjusted to actual floor occupancy.

3. First Floor Retail
   Signage:                   $468.00/sign set-up
   (Retail Tenants only)      (incl. diffuser set-up, painting,
                              touch-up, artwork, layout
                              installation and labor charge)
                              $ 78.50 per letter
                              Maximum 35 letters per line

Cost for custom type-set (i.e., other than Building Standard) will be on a case by case review quote basis. Custom type-set is available on tenant suite signage only. If you decide on custom type-set you will be required to provide us with camera ready artwork in the form or a clean acetate with a positive black image or a black and white P.M.T. with a positive black image. Delivery time from our receipt of your order is 2-1/2 weeks for building standard type-set signage and 4-1/2 weeks for custom order type-set signage.

RECORDING REQUESTED BY AND
WHEN RECORDED RETURN TO:


                                 SUBORDINATION,
                    NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS
        IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND
        OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

    THIS AGREEMENT is entered into by and among Tenant, Landlord, and Beneficiary and affects the Property described in Exhibit A attached hereto. The terms "Tenant", "Landlord", "Beneficiary", "Premises", "Lease", "Property", "Loan", "Note", and "Mortgage" are defined in the Schedule of Definitions attached hereto as Exhibit B. This Agreement entered into with reference to the following facts:

        A. Landlord and Tenant have entered into the Lease covering the Premises in the Property.

        B. Beneficiary has agreed to make the Loan to Landlord to be evidenced by the Note, which Note is to be secured by the Mortgage covering the Property, provided that the Lease is subordinated to the lien of the Mortgage.

        C. For the purposes of completing the Loan, the parties hereto desire expressly to subordinate the Lease to the Lien of the Mortgage, it being a condition precedent to Beneficiary's obligation to consummate the Loan that the lien of the Mortgage be unconditionally and at all times prior and superior to the leasehold interests and estates created by the Lease.

        D. Tenant has requested that Beneficiary agree not to disturb Tenant's possessory rights in the Premises in the event Beneficiary should foreclose the Mortgage; provided that Tenant is not then in default under the Lease after applicable Notice and cure periods, if any and provided further that Tenant attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.

    NOW THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Subordination. Notwithstanding anything to the contrary set forth in the Lease and the leasehold estate created thereby and all of Tenant's rights thereunder shall be and shall at all times remain subject, subordinate and inferior to the Mortgage and the lien thereof, and all rights of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof

        2. Acknowledgement and Agreement by Tenant. Tenant acknowledges and agrees that:

           (a) Beneficiary would not make the Loan without this Agreement;

        (b) It consents to and approves the Mortgage Security agreements evidencing and securing the Loan; and

        (c) Beneficiary, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

        (d) From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right:

            (i) until it has given written notice of such act or omission to Beneficiary; and

            (ii) until the same period of time as is given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Beneficiary and following the time when Beneficiary shall have become entitled under the Mortgage to remedy the same.

        (e) It has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Beneficiary as security for the Loan secured by the Mortgage. In the event that Beneficiary notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Beneficiary, Tenant shall honor (and Landlord hereby requests that Tenant honor) such demand and pay its rent and all other sums due under the Lease directly to Beneficiary or as otherwise required pursuant to such notice.

        (f) It shall send a copy of any notice or statement under the Lease to Beneficiary at the same time such notice or statement is sent to Landlord.

        (g) It has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, the same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Beneficiary.

        (h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement.

    3. Foreclosure and Sale. In the event of foreclosure of the Mortgage, or upon a sale of the Property pursuant to the trustee's power of sale contained therein, or upon a transfer of the Property by conveyance in lieu of foreclosure, then:

        (a) Non-Disturbance. So long as Tenant complies with this Agreement and is not in default after applicable Notice and cure periods, if any, under any of the terms, covenants, or conditions of the Lease, the Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of the Lease, except as set forth in Exhibits C and D attached hereto, for the balance of the term of the Lease. Tenant hereby agrees to adhere to and accept any such successor owner as landlord under the Lease, and to be bound by and perform all of the obligations imposed by the Lease, and Beneficiary, or any such successor owner of the Property, will not disturb the possession of Tenant, and will be bound by all of the obligations imposed on the Landlord by the Lease, except as set forth in Exhibits C and D attached hereto; provided, however, that Beneficiary, or any purchaser at a trustee's or sheriff's sale or any successor owner of the Property shall not be:

            (i) liable for any act or omission of a prior landlord (including Landlord); or

             (ii) bound by any deposit amount made by tenant for property to landlord (including Landlord); or

             (iii) bound by any rent or additional rent which Tenant might have paid in advance to any prior Landlord (including Landlord) for a period in excess of one month or by any security deposit, cleaning deposit or other prepaid charge which Tenant might have paid in advance to any prior landlord (including Landlord); or

             (iv) bound by any agreement or modification of the Lease made without the written consent of Beneficiary.

       (b) New Lease. Upon the written request of either Beneficiary or Tenant to the other given at the time of any foreclosure, trustee's sale or conveyance in lieu thereof, the parties agree to execute a lease of the Premises upon the same terms and conditions as the Lease between Landlord and Tenant, with the changes set forth in Exhibits C and D attached hereto, which lease shall cover any unexpired term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

       (d) Beneficiary shall have no responsibility to provide (or liability for not providing) any additional space for which Tenant has any option or right under the Lease unless Beneficiary at its option elects to provide the same and Tenant hereby releases Beneficiary from any obligation it may otherwise have to provide the same, and agrees that Tenant shall have no right to cancel the Lease, abate rent or assert any clam against Beneficiary as a result of the failure to provide any option space.

       (e) Beneficiary shall have no liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to renewal options and options to expand, and in the event of such a conflict. Tenant shall have no right to cancel the Lease or take any other remedial action against Beneficiary or action against any other party for which Beneficiary would be liable.

    4. Acknowledgement and Agreement by Landlord. Landlord, as landlord under the Lease and mortgagor trustor under the Mortgage, acknowledges and agrees for itself and its heirs, successors and assigns, that:

       (c)  This Agreement does not:

            (i) constitute a waiver by Beneficiary of any of its rights under the Mortgage: and/or

            (ii) in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage;

       (b) The provisions of the Mortgage remain in full force and effect and must be complied with by Landlord; and

       (c) In the event of a default under the Mortgage, Tenant may pay all rent and all other sums due under the lease Beneficiary as provided in this Agreement.

           5. Provisions by Landlord. Landlord may have no obligation or have any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant's use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

           6. Notice. All notices hereunder to Beneficiary shall be deemed to have been duly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid to Beneficiary at its address set forth in Exhibit B attached hereto (or at such other address as shall be given writing by Beneficiary to Tenant) and shall be deemed complete upon any such mailing.

           7.  Miscellaneous.

               (a) This Agreement supercedes any inconsistent provision of the
                   Lease.

               (b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien and charge or provisions of the Mortgage.

               (c) Beneficiary shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning. Landlord's title Landlord's authority, habitability, fitness for purpose or possession.

               (d) In the event that Beneficiary shall acquire title to the Premises or the Property, Beneficiary shall have no obligation, nor incur any liability, beyond Beneficiary's then equity interest, if any, in the Premises, and Tenant shall look exclusively to such equity interest of Beneficiary, if any, in the Premises for the payment and discharge of any obligations imposed upon Beneficiary hereunder or under the Lease, and Beneficiary is hereby released and relieved of any other obligations hereunder and under the Lease.

               (e) This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns; provided however, that in the event of the assignment or transfer of the interest of Beneficiary, all obligations and liabilities of Beneficiary under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Beneficiary's interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Beneficiary.

               (f) This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

     IN WITNESS THEREOF, the parties have executed this Attornment Agreement as
of ......................., 19    .

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS
        PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

BENEFICIARY:                                METROPOLITAN LIFE INSURANCE COMPANY,
                                            a New York corporation


                                            By__________________________________



TENANT:                                     __________________________________ ,

                                            a __________________________________


                                            By__________________________________


                                            By__________________________________



LANDLORD:                                   __________________________________ ,

                                            a __________________________________


                                            By__________________________________


                                            By__________________________________

                               Legal Description





                                   EXHIBIT A

                            Schedule of Definitions

    "Beneficiary" shall mean Metropolitan Life Insurance Company, a New York corporation. All notices hereunder to Beneficiary shall be mailed to:

Metropolitan Life Insurance Company          with a copy to:
One Madison Avenue
New York, New York 10010                     Metropolitan Life Insurance Company
Attn: Senior Vice President                  Metropolitan Plaza
       Real Estate Investments               101 Lincoln Centre Drive
                                             Sixth Floor
                                             Foster City, California 94404
                                             Attn: Vice President
                                                   Real Estate Investments


    "Mortgage" shall mean a first lien Mortgage or Deed of Trust and Security

Agreement with Assignment of Rents and Fixture Filing dated as of

.................., 19......, encumbering the Property, executed by landlord, as

Mortgagor or Trustor, to ....................................................,

a ........................................, as Trustee, in favor of

Beneficiary, securing repayment of the Loan evidenced by the Note, to be recorded in the records of the County in which the Property is located.

    "Landlord" shall mean .....................................................,

a .............................................................................,

having an office at ...........................................................,

................................................................................,

    "Lease" shall mean a certain lease entered into by and among Landlord and

Tenant, dated as of................., 19......, covering the Premises.

    "Loan" shall mean a first mortgage loan in an amount up to $...........from

    "Note" shall that certain Note executed by Landlord in favor of ...........

................................................................................,

a .............................................................................,

dated as of ........................, 19 ........., in the amount of $.........

    "Premises" shall mean certain space in the improvements located in and upon the Property.

    "Property" shall mean the real property described in Exhibit A attached hereto together with the improvements thereon.

    "Tenant" shall mean .......................................................,

a .............................................................................,

having an office at ...........................................................,

.................................................................................

                                   EXHIBIT B

        Notarial Acknowledgment for Metropolitan Life Insurance Company

STATE OF ...............................
                                         ss.
COUNTY OF ..............................

    On ......................., 19......, before me, the undersigned, a Notary
Public in and for said County and State, duly commissioned and sworn, personally appeared ........................, personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed this instrument, acknowledge to me to be a ................. .................. of METROPOLITAN
LIFE INSURANCE COMPANY, a New York corporation, the corporation that executed the foregoing instrument, further acknowledged to me to be the person who executed the within instrument on behalf of such corporation, and acknowledged to me that such corporation executed the same pursuant to its By-laws or a resolution of its Board of Directors.

    WITNESS my hand and official seal.


                                        ________________________________________
                                                      Notary Public


                           _________________________


                    Notarial Acknowledgment for Individuals

STATE OF ...............................
                                         ss.
COUNTY OF ..............................

    On ......................., 19......, before me, the undersigned, a Notary
Public in and for said County and State, duly commissioned and sworn, personally appeared ........................ and ........................, personally known to me or proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same.

   WITNESS my hand and official seal.



                                        ________________________________________
                                                      Notary Public


                                      (1)

                    Notarial Acknowledgment for Partnership

STATE OF ...............................
                                         ss.
COUNTY OF ..............................

    On ......................., 19......, before me, the undersigned, a Notary
Public in and for said County and State, duly commissioned and sworn, personally appeared ........................ and ........................, known to me to be ................ of the partners of .........................................
..................................................., a ..........................
........................., the partnership that executed the within instrument, known to me to be the persons who executed the within instrument on behalf of such partnership, and acknowledged to me that such partnership executed the same.

    WITNESS my hand and official seal.


                                        ________________________________________
                                                      Notary Public


                           _________________________


                    Notarial Acknowledgment for Corporation

STATE OF ...............................
                                         ss.
COUNTY OF ..............................

    On ......................., 19......, before me, the undersigned, a Notary
Public in and for said County and State, duly commissioned and sworn, personally appeared ........................ and ........................, known to me to be the ....................... President and ..................... Secretary,
respectively, of ..............................................................,
a ......................................, the corporation that executed the foregoing instrument and known to me to be the persons who executed said instrument on behalf of said corporation, and acknowledged to me to be the persons who executed said instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same, pursuant to its By-laws or a resolution of its Board of Directors.

   WITNESS my hand and official seal.



                                        ________________________________________
                                                      Notary Public


                                      (2)

                            METRO PLAZA OFFICE LEASE

             RIDER NO. ONE TO LEASE DATED November 18, 1992 between
                METROPOLITAN LIFE INSURANCE COMPANY, as Landlord,
                    and FEDERAL INSURANCE COMPANY, as Tenant

                             Option To Extend Term

        1. Landlord hereby grants to Tenant two (2) consecutive options (the "Option") to extend the initial Term (the "Initial Term") for an additional five
(5) years each (the "Option Term"), upon and subject to the terms and conditions set forth in this Lease, except as otherwise provided for in this Rider. Each Option shall be personal to Federal Insurance Company, and shall not be transferable or assignable to any assignee of the Lease (except a wholly owned subsidiary of Tenant) or sublessee of all or any part of the Premises. The first Option shall be exercised, if at all, by written notice to Landlord on or before the date that is one (1) year prior to the Expiration Date of the Initial Term The second Option shall be exercised, if at all, by written notice to Landlord on or before the date that is one (1) year prior to the last day of the first Option Term. The Base Annual Rent to be paid during each Option Term shall be ninety-five percent (95%) of the then Prevailing Market Rental, as hereinafter defined. Landlord shall, at Landlord's expense, paint and recarpet the Premises upon the exercise by Tenant of the first Option Term and upon the exercise by Tenant of the second option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or, conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term (the "Option Commencement Date"), Tenant shall have no rights hereunder to extend the Term. As used herein, the term "Prevailing Market Rental" for the Premises shall mean the rental and all other monetary payments and escalations that Landlord could obtain from a third party desiring to lease the Premises for the relevant Option Term, taking into account the age of the Project, the size of the Premises, the type and quality of tenant improvements, the location and floor levels of the Premises, the quality of construction of the Project and the Premises, the services provided under the terms of this Lease, the rental then being obtained for new leases of space comparable to the Premises in the locality of the Project and all other factors that would be relevant to a third party desiring to lease the Premises for the Option Term in determining the rental such party would be willing to pay therefor such as free rent, moving allowances, lease assumptions and other concessions. The determination of Prevailing Market Rental, based on the foregoing criteria, will be made by Landlord and given to Tenant in Writing within thirty (30) business days following Tenant's exercise of the Option, exercising Landlord's good faith discretion. If within twenty five (25) business days following Tenant's receipt of notice of Landlord's determination of Prevailing Market Rental, Tenant does not give Landlord written notice of acceptance of Landlord's determination of Prevailing Market Rental, then the Lease shall not be extended and the extension option exercised by Tenant shall automatically terminate and be of no force or effect.

                            METRO PLAZA OFFICE LEASE

                          RIDER NO.TWO TO LEASE between
                METROPOLITAN LIFE INSURANCE COMPANY, as Landlord,
                    and FEDERAL INSURANCE COMPANY, as Tenant

                          Option to Expand the Premises

        1. Landlord hereby grants to Tenant an option (the "Expansion Option") to lease Suite 520 at 181 Metro Drive (the "Expansion Space") containing 3,890 square feet of Useable Area and 4,357 square feet of Rentable Area for a term commencing when the work is substantially completed and Tenant may lawfully occupy the Expansion Space (the "Expansion Space Commencement Date"), and ending upon the Expiration Date. The Expansion Option shall be personal to Federal Insurance Company, and shall not be transferable or assignable to any assignee (except a wholly owned subsidiary of Tenant) of the Lease or sublessee of all or any part of the Premises.

        2. The Expansion Option shall be exercised, if at all, by written notice from Tenant to Landlord between January 1,1997 and March 31, 1997; provided, however, that if Tenant is in default under any of the terms, conditions or covenants of this Lease after receipt of notice and opportunity to cure either at the time Tenant exercises the Expansion Option or at any time thereafter prior to the Expansion Space Commencement Date, Tenant shall have no right to lease the Expansion Space as provided hereunder.

        3. If Tenant elects to exercise the Expansion Option, then Landlord shall use commercially reasonable efforts to deliver possession of the Expansion Space to Tenant for occupancy within ninety (90) days after Tenant exercises such Expansion Option but shall have no liability if it is unable to do so. Upon such delivery, the Expansion Space shall be deemed to be a part of the Premises and shall be leased upon and subject to all of the terms, covenants and conditions of this Lease, except that from and after the Expansion Space Commencement Date, the Base Annual Rent shall be increased by the same amount per Rentable square foot for the Expansion Space as Tenant is paying for the Premises. Notwithstanding the foregoing, if Landlord is unable to deliver the Expansion Space on the Expansion Space Commencement Date, the provisions of
Section 2.2. of the Lease, to the extent applicable, shall apply.

        4. The number of Parking Spaces allocated to the Expansion Space is 16.

        5. The Rentable Area of the Expansion Space is 4,357 and therefore commencing on the Expansion Space Commencement Date Tenant's Share of Operating Costs and Taxes shall be increased to 6.5415.

        6. Landlord shall provide up to $58,350 for the retrofit of the Expansion Space. Landlord and Tenant agree to enter into a Workletter and Construction Agreement in form and substance similar to that attached to the Lease as Exhibit B prior to the commencement of Tenant Improvement Work.

        7. In the event Tenant exercises the Option to Expand the Premises pursuant to this Rider No. 2, the Right to Terminate Lease set forth in Rider No. 3 shall be null and void and of no further force and effect.

                            METRO PLAZA OFFICE LEASE

                        RIDER NO. THREE TO LEASE between
                METROPOLITAN LIFE INSURANCE COMPANY, as Landlord,
                    and FEDERAL INSURANCE COMPANY, as Tenant

                           Additional Lease Provisions

        1. RIGHT TO TERMINATE LEASE Tenant shall have the rights to terminate the Lease in the sixty-first (61st) month of the Lease Term upon the following terms and conditions: The termination right shall be effective if and only if
(i) Tenant provides Landlord with not less than six months prior notice of its election to terminate the Lease which notice shall specify the exact date in the sixty-first (61st), month of the Lease Term on which the termination shall occur ("the Termination Date") and (ii) in addition to all other Rent due and payable hereunder to and including the Termination Date, Tenant pays to Landlord on or before the Termination Date a termination fee in the amount of (a) three hundred thousand dollars ($300,000) and (b) ninety-eight thousand, six hundred fifty-six dollars ($98,656) representing a portion of the leasing commissions paid by Landlord in connection with the Lease.

               EFFECT OF TERMINATION. Neither the termination of this Lease nor the acceptance by Landlord of the Premises shall in any way be deemed to excuse or release Tenant from any obligation or liability as to the Premises prior to the Termination Date, including without limitation any obligation or liability under provisions of the Lease to indemnify Landlord, or with respect to any breach or breaches of the Lease, which obligation or liability (i) first arises prior to the Termination Date, or (ii) affect any obligation under the Lease which by its terms is intended to survive the expiration or sooner termination of the Lease.

                                   EXHIBIT B

                                SUBLEASED SPACE

                                   EXHIBIT C

                                  BILL OF SALE

This BILL OF SALE, effective as of December 15, 2001 ("Effective Date"), is executed by FEDERAL INSURANCE COMPANY, an Indiana corporation ("Seller"), and HNC SOFTWARE INC., a California corporation ("Buyer").

     IN CONSIDERATION of the payment of the purchase price of Ten and no/100 Dollars ($10.00), in cash, and the mutual covenants set forth therein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers to Buyer all of the assets more particularly described on Schedule 1 attached hereto and made a part hereof ("Assets"), subject to the following terms and conditions:

     (a) BUYER ACKNOWLEDGES THAT BUYER IS ACQUIRING THE ASSETS "AS IS AND WHERE IS, WITH ALL FAULTS, IF ANY", IN THE CONDITION THEY ARE IN AS OF THE EFFECTIVE DATE, AND NO WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER REGARDING THEIR PHYSICAL CONDITION, CAPACITY, QUALITY, VALUE, WORKMANSHIP, OPERATING CAPABILITY OR PERFORMANCE, OR THEIR COMPLIANCE WITH APPLICABLE LAWS, OR THEIR FITNESS OR SUITABILITY FOR BUYER'S PURPOSES. NO WARRANTIES, EXPRESS OR IMPLIED, CONTAINED IN THE UNIFORM COMMERCIAL CODE OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE) SHALL APPLY TO THE SALE OF THE ASSETS, AND BUYER HEREBY DISCLAIMS AND NEGATES THE RIGHT TO ANY SUCH WARRANTIES.

     2. As of the Effective Date, Seller represents and warrants that: (a) Seller is lawfully possessed of good title to the Assets; (b) Seller has the right and authority to convey the Assets; and (c) the Assets shall be conveyed and delivered to Buyer free and clear of all security interests, liens and encumbrances.

     3. Possession of the Assets shall be delivered to Buyer on the Effective Date.

     4. All applicable sales, use, transfer and documentary taxes arising out of the transfer of the Assets (but excluding sales taxes and applicable to Seller's period of ownership and income taxes of Seller arising out of the sale) shall be paid by Buyer.

     5. This Bill of Sale shall be governed, construed and enforced in accordance with the laws of the State of California.

                        [Signature Page to Bill of Sale]

     IN WITNESS WHEREOF, this Bill of Sale has been executed in the State of New Jersey, to be effective on the Effective Date first set forth above.



SELLER:                                       FEDERAL INSURANCE COMPANY
                                              an Indiana corporation








Date:                                         By:
      -----------------------                     ------------------------------

                                              Name:
                                                    ----------------------------

                                              Title:
                                                     ---------------------------








                                       2